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                                   CREDIT AGREEMENT

                                        among

                            GREAT LAKES ACQUISITION CORP.,

                           GREAT LAKES CARBON CORPORATION,

                                    VARIOUS BANKS,

                         BANK OF AMERICA NT&SA, as CO-AGENT,

                  DLJ CAPITAL FUNDING, INC., as DOCUMENTATION AGENT

                                         and

                                BANKERS TRUST COMPANY,

                                 as SYNDICATION AGENT
                                         and
                               as ADMINISTRATIVE AGENT

                            -----   --------------   -----


                               Dated as of May 22, 1998

                           ------------   -----------------


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
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                                  TABLE OF CONTENTS

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     1.01  The Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.02  Minimum Amount of Each Borrowing. . . . . . . . . . . . . . . . . . . . .4
     1.03  Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.04  Disbursement of Funds . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.05  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.06  Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     1.07  Pro Rata Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     1.08  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     1.09  Interest Periods. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     1.10  Increased Costs, Illegality, etc. . . . . . . . . . . . . . . . . . . . 10
     1.11  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     1.12  Change of Lending Office. . . . . . . . . . . . . . . . . . . . . . . . 12
     1.13  Replacement of Banks. . . . . . . . . . . . . . . . . . . . . . . . . . 12

SECTION 2.  Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     2.01  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.02  Letter of Credit Requests . . . . . . . . . . . . . . . . . . . . . . . 15
     2.03  Letter of Credit Participations . . . . . . . . . . . . . . . . . . . . 15
     2.04  Agreement to Repay Letter of Credit Drawings. . . . . . . . . . . . . . 17
     2.05  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment. . . . . . . . . 19

     3.01  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.02  Voluntary Termination and Reduction of Commitments. . . . . . . . . . . 20
     3.03  Mandatory Reduction of Commitments. . . . . . . . . . . . . . . . . . . 20

SECTION 4.  Prepayments; Payments; Taxes . . . . . . . . . . . . . . . . . . . . . 21

     4.01  Voluntary Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.02  Mandatory Repayments and Commitment Reductions. . . . . . . . . . . . . 22
     4.03  Method and Place of Payment . . . . . . . . . . . . . . . . . . . . . . 31
     4.04  Net Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

SECTION 5.  Conditions Precedent to Credit Events on the Initial Borrowing
              Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

     5.01  Execution of Agreement; Notes . . . . . . . . . . . . . . . . . . . . . 33
     5.02  Fees, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.03  Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.04  Corporate Documents; Proceedings; etc.. . . . . . . . . . . . . . . . . 34
     5.05  Shareholders' Agreements; Management Agreements; Tax Sharing
             Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

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     5.06  Consummation of the Transaction . . . . . . . . . . . . . . . . . . . . 34
     5.07  Pledge Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     5.08  Security Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     5.09  Mortgages; Title Insurance; etc.. . . . . . . . . . . . . . . . . . . . 37
     5.10  Adverse Change, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . 38
     5.11  Solvency Letter; Insurance. . . . . . . . . . . . . . . . . . . . . . . 38
     5.12  Pro Forma Balance Sheet; Projections. . . . . . . . . . . . . . . . . . 39

SECTION 6.  Conditions Precedent to All Credit Events. . . . . . . . . . . . . . . 39

     6.01  No Default; Representations and Warranties. . . . . . . . . . . . . . . 39
     6.02  Notice of Borrowing; Letter of Credit Request . . . . . . . . . . . . . 39

SECTION 7.  Representations, Warranties and Agreements . . . . . . . . . . . . . . 40

     7.01  Corporate Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     7.02  Corporate Power and Authority . . . . . . . . . . . . . . . . . . . . . 40
     7.03  No Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     7.04  Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . . . . 41
     7.05  Financial Statements; Financial Condition; Undisclosed
             Liabilities; Projections; etc.. . . . . . . . . . . . . . . . . . . . 41
     7.06  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     7.07  True and Complete Disclosure. . . . . . . . . . . . . . . . . . . . . . 42
     7.08  Use of Proceeds; Margin Regulations . . . . . . . . . . . . . . . . . . 42
     7.09  Tax Returns and Payments. . . . . . . . . . . . . . . . . . . . . . . . 43
     7.10  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . 43
     7.11  The Security Documents. . . . . . . . . . . . . . . . . . . . . . . . . 44
     7.12  Representations and Warranties in Documents . . . . . . . . . . . . . . 44
     7.13  Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     7.14  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     7.15  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     7.16  Compliance with Statutes, etc.. . . . . . . . . . . . . . . . . . . . . 45
     7.17  Investment Company Act. . . . . . . . . . . . . . . . . . . . . . . . . 45
     7.18  Public Utility Holding Company Act. . . . . . . . . . . . . . . . . . . 45
     7.19  Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     7.20  Patents, Licenses, Franchises and Formulas. . . . . . . . . . . . . . . 46
     7.21  Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     7.22  Special Purpose Corporation . . . . . . . . . . . . . . . . . . . . . . 46
     7.23  Senior Subordinated Notes and Holdings Debentures . . . . . . . . . . . 46

SECTION 8.  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . 47

     8.01  Information Covenants . . . . . . . . . . . . . . . . . . . . . . . . . 47
     8.02  Books, Records and Inspections. . . . . . . . . . . . . . . . . . . . . 49
     8.03  Maintenance of Property; Insurance. . . . . . . . . . . . . . . . . . . 49
     8.04  Corporate Franchises. . . . . . . . . . . . . . . . . . . . . . . . . . 50
     8.05  Compliance with Statutes, etc.. . . . . . . . . . . . . . . . . . . . . 50

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                                         (ii)
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     8.06  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     8.07  End of Fiscal Years; Fiscal Quarters. . . . . . . . . . . . . . . . . . 51
     8.08  Performance of Obligations. . . . . . . . . . . . . . . . . . . . . . . 51
     8.09  Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     8.10  Maintenance of Separateness . . . . . . . . . . . . . . . . . . . . . . 52
     8.11  Additional Security; Further Assurances . . . . . . . . . . . . . . . . 52

SECTION 9.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . 54

     9.01  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     9.02  Consolidation, Merger, Purchase or Sale of Assets, etc. . . . . . . . . 57
     9.03  Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     9.04  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     9.05  Advances, Investments and Loans . . . . . . . . . . . . . . . . . . . . 61
     9.06  Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . 63
     9.07  Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . . . . . 63
     9.08  Adjusted Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . 65
     9.09  Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . 66
     9.10  Limitation on Modifications of Certificate of Incorporation,
             By-Laws and Certain Other Agreements; Limitations of Prepayments
             and Modifications of Indebtedness; etc. . . . . . . . . . . . . . . . 67
     9.11  Limitation on Certain Restrictions on Subsidiaries. . . . . . . . . . . 67
     9.12  Limitation on Issuance of Capital Stock . . . . . . . . . . . . . . . . 67
     9.13  Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     9.14  Limitation on Creation of Subsidiaries. . . . . . . . . . . . . . . . . 68
     9.15  No Other Designated Senior Indebtedness . . . . . . . . . . . . . . . . 68

SECTION 10.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . 68

     10.01  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     10.02  Representations, etc.. . . . . . . . . . . . . . . . . . . . . . . . . 68
     10.03  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     10.04  Default Under Other Agreements . . . . . . . . . . . . . . . . . . . . 69
     10.05  Bankruptcy, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     10.06  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     10.07  Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     10.08  Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     10.09  Judgments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     10.10  Change of Control. . . . . . . . . . . . . . . . . . . . . . . . . . . 70

SECTION 11.  Definitions and Accounting Terms. . . . . . . . . . . . . . . . . . . 71

     11.01  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

SECTION 12.  The Administrative Agent. . . . . . . . . . . . . . . . . . . . . . . 96

     12.01  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
     12.02  Nature of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . 97

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     12.03  Lack of Reliance on the Administrative Agent . . . . . . . . . . . . . 97
     12.04  Certain Rights of the Administrative Agent . . . . . . . . . . . . . . 97
     12.05  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     12.06  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     12.07  The Administrative Agent in Its Individual Capacity. . . . . . . . . . 98
     12.08  Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     12.09  Resignation by the Administrative Agent. . . . . . . . . . . . . . . . 98

SECTION 13.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99

     13.01  Payment of Expenses, etc.. . . . . . . . . . . . . . . . . . . . . . . 99
     13.02  Right of Setoff; Collateral Matters. . . . . . . . . . . . . . . . . .100
     13.03  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .101
     13.04  Benefit of Agreement . . . . . . . . . . . . . . . . . . . . . . . . .101
     13.05  No Waiver; Remedies Cumulative . . . . . . . . . . . . . . . . . . . .103
     13.06  Payments Pro Rata. . . . . . . . . . . . . . . . . . . . . . . . . . .103
     13.07  Calculations; Computations . . . . . . . . . . . . . . . . . . . . . .104
     13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
             WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . .104
     13.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .105
     13.10  Effectiveness. . . . . . . . . . . . . . . . . . . . . . . . . . . . .105
     13.11  Headings Descriptive . . . . . . . . . . . . . . . . . . . . . . . . .105
     13.12  Amendment or Waiver; etc.. . . . . . . . . . . . . . . . . . . . . . .105
     13.13  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .106
     13.14  Domicile of Loans. . . . . . . . . . . . . . . . . . . . . . . . . . .107
     13.15  Limitation on Additional Amounts, etc. . . . . . . . . . . . . . . . .107
     13.16  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . .107
     13.17  Registry . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .108

SECTION 14.  Holdings Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . .108

     14.01  The Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . .108
     14.02  Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
     14.03  Nature of Liability. . . . . . . . . . . . . . . . . . . . . . . . . .109
     14.04  Independent Obligation . . . . . . . . . . . . . . . . . . . . . . . .109
     14.05  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
     14.06  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .110
     14.07  Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .110
     14.08  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .111
     14.09  Nature of Liability. . . . . . . . . . . . . . . . . . . . . . . . . .112

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SCHEDULE I          Commitments
SCHEDULE II         Tax Matters
SCHEDULE III        Real Property
SCHEDULE IV         Insurance
SCHEDULE V          Existing Liens
SCHEDULE VI         Existing Indebtedness

EXHIBIT A           Notice of Borrowing
EXHIBIT B-1         A Term Note
EXHIBIT B-2         B Term Note
EXHIBIT B-3         C Term Note
EXHIBIT B-4         Revolving Note
EXHIBIT B-5         Swingline Note
EXHIBIT C           Letter of Credit Request
EXHIBIT D           Section 4.04(b)(ii) Certificate
EXHIBIT E           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,
                      Special Counsel to the Credit Parties
EXHIBIT F           Officers' Certificate
EXHIBIT G           Pledge Agreement
EXHIBIT H           Security Agreement
EXHIBIT I           Mortgage
EXHIBIT J           Subsidiary Guaranty
EXHIBIT K           Assignment and Assumption Agreement

                                         (v)



          CREDIT AGREEMENT, dated as of May 22, 1998, among GREAT LAKES ACQUISITION CORP., a Delaware corporation ("Holdings"), GREAT LAKES CARBON CORPORATION, a Delaware corporation (the "Borrower"), the Banks party hereto from time to time, BANK OF AMERICA NT&SA, as Co-Agent, DLJ CAPITAL FUNDING, INC., as Documentation Agent, and BANKERS TRUST COMPANY, as Syndication Agent and as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                                W I T N E S S E T H :

          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. Amount and Terms of Credit.

          1.01 THE COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Bank with an A Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each, an "A Term Loan" and collectively, the "A Term Loans") to the Borrower, which A Term Loans
(i) shall, at the option of the Borrower, be made and initially maintained as Base Rate Loans or Eurodollar Loans (subject to the option to convert such A Term Loans pursuant to Section 1.06) and (ii) shall be made by each Bank in that aggregate principal amount as is equal to the A Term Loan Commitment of such Bank on such date. Once repaid, A Term Loans borrowed hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions set forth herein, each Bank with a B Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each, a "B Term Loan" and collectively, the "B Term Loans") to the Borrower, which B Term Loans (i) shall, at the option of the Borrower, be made and initially maintained as Base Rate Loans or Eurodollar Loans (subject to the option to convert such B Term Loans pursuant to Section 1.06) and (ii) shall be made by each Bank in that aggregate principal amount as is equal to the B Term Loan Commitment of such Bank on such date. Once repaid, B Term Loans incurred hereunder may not be reborrowed.

          (c) Subject to and upon the terms and conditions set forth herein, each Bank with a C Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each a "C Term Loan" and collectively, the "C Term Loans" and, together with the A Term Loans and the B Term Loans, the "Term Loans") to the Borrower, which C Term Loans (i) shall, at the option of the Borrower, be made and initially maintained as Base Rate Loans or Eurodollar Loans (subject to the option to convert such C Term Loans pursuant to Section 1.06) and (ii) shall be made by each Bank in that aggregate principal amount as is equal to the C Term Loan Commitment of such Bank on such date. Once repaid, C Term Loans incurred hereunder may not be reborrowed.

          (d) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, PROVIDED, that except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which when added to the product of (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and
(II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding the sum of (I) the aggregate principal amount which, when added to the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

          (e) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans (each a "Swingline Loan," and collectively, the "Swingline Loans") to the Borrower, which Swingline Loans:

          (i)   shall be made and maintained as Base Rate Loans;

          (ii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) the amount of all Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Total Revolving Loan Commitment on such date); and

          (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

The Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it to eliminate the Swingline Bank's risk with respect to the Bank which is subject of such Bank Default, including by cash collateralizing such Bank's Percentage of the outstanding Swingline Loans. Notwithstanding anything to the contrary contained in this Section 1.01(e), the Swingline

Bank shall not make any Swingline Loan after receiving a written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice of (i) rescission of such notice from the party or parties originally delivering such notice, (ii) the waiver of such Default or Event of Default or (iii) the Administrative Agent in good faith believes that such Default or Event of Default has ceased to exist.

          (f) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks with Revolving Loan Commitments that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section
10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all Banks with a Revolving Loan Commitment (without giving effect to any termination and/or reductions thereto pursuant to the last paragraph of Section 10) pro rata on the basis of their respective Adjusted Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank
(i) notwithstanding that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) notwithstanding the date of such Mandatory Borrowing and (v) notwithstanding the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank with a Revolving Loan Commitment hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10); provided, that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing of Term Loans shall not be less than $2,000,000 and, if greater, shall be in an integral multiple of $500,000. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $1,000,000 ($500,000 in the case of Base Rate Loans) and, if greater, shall be in an integral multiple of $250,000 ($100,000 in the case of Base Rate Loans) or, if less, the then remaining Total Revolving Loan Commitment provided that Mandatory Borrowings shall be in the amounts required by Section 1.01(f). The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $50,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

          1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written (or telephonic promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days' prior written (or telephonic promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder, PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) in the case of Eurodollar Loans, or 12:00 Noon (New York time) in the case of a Borrowing of Base Rate Loans on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing") shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute A Term Loans, B Term Loans, C Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Bank, not later than 1:00 p.m. (New York time) on the date that a Swingline Loan is to be made, written notice (or telephonic notice confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall specify in each case (a) the date of Borrowing (which shall be a Business Day) and (b) the aggregate principal amount of Swingline Loans to be made pursuant to such Borrowing.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(f), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(f).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's and the Swingline Bank's record of the terms of such telephonic notice of such Borrowing of Loans.

          1.04 DISBURSEMENT OF FUNDS. Except as otherwise specifically provided in the second succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than the close of business on the date specified pursuant to Section 1.03(b)(i) or (y) in case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(f)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (prior to 1:00 P.M. on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon on such day). Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, an "A Term Note" and collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "B Term Note" and collectively, the "B Term Notes"), (iii) if C

Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each a "C Term Note" and collectively, the "C Term Notes" and, together with the A Term Notes and the B Term Notes, the "Term Notes"),
(iv) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and collectively, the "Revolving Notes") and (v) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each, a "Swingline Note" and collectively, the "Swingline Notes").

          (b) The A Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the respective A Term Loan made by such Bank on the Initial Borrowing Date and be payable in the principal amount of A Term Loans evidenced thereby, (iv) mature on the A Term Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
Section 4.02(A) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The B Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the respective B Term Loan made by such Bank on the Initial Borrowing Date and be payable in the principal amount of B Term Loans evidenced thereby, (iv) mature on the B Term Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
Section 4.02(A) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The C Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the respective C Term Loan made by such Bank on the Initial Borrowing Date and be payable in the principal amount of C Term Loans evidenced thereby, (iv) mature on the C Term Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
Section 4.02(A) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02(A) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02(A) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (g) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

          1.06 CONVERSIONS. The Borrower shall have the option to convert on any Business Day, all or a portion equal to at least (w) in the case of a conversion of A Term Loans, $5,000,000 (and, if greater, in an integral multiple of $500,000), (x) in the case of a conversion of B Term Loans, $5,000,000 (and, if greater, in an integral multiple of $500,000), (y) in the case of a conversion of C Term Loans, $5,000,000 (and, if greater, in an integral multiple of $500,000) and (z) in the case of a conversion of Revolving Loans, $1,000,000 (and, if greater, in an integral multiple of $250,000), of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan (other than Swingline Loans which may not be converted pursuant to this Section 1.06), PROVIDED that (i) Eurodollar Loans converted into Base Rate Loans on any day other than the last day of an Interest Period applicable to the Loans being converted shall be accompanied by costs set forth in Section 1.11 and no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than (w) in the case of A Term Loans, $5,000,000, and
(x) in the case of B Term Loans, $5,000,000, (y) in the case of C Term Loans, $5,000,000 and (z) in the case of Revolving Loans, $1,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' (in the case of a conversion of Base Rate Loans into Eurodollar Loans) and at least one Business Day (in the case of a conversion of Eurodollar Loans into Base Rate Loans) prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

          1.07 PRO RATA BORROWINGS. All Borrowings of A Term Loans, B Term Loans, C Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks PRO RATA on the basis of their A Term Loan Commitments, B Term Loan Commitments, C Term Loan

Commitments or Revolving Loan Commitments, as the case may be; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred by the Borrower from the Banks with Revolving Loan Commitments pro rata on the basis of their Adjusted Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

          1.08 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration, optional or mandatory or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration, optional or mandatory or otherwise) of such Eurodollar Loan and
(ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to
Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Term Loan, on any repayment or prepayment (on the amount repaid or prepaid), and in respect of any Loan at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 INTEREST PERIODS. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

          (vi) no Interest Period in respect of any Borrowing of A Term Loans shall be selected which extends beyond the A Term Maturity Date;

          (vii) no Interest Period in respect of any Borrowing of B Term Loans shall be selected which extends beyond the B Term Maturity Date;

          (viii) no Interest Period in respect of any Borrowing of C Term Loans shall be selected which extends beyond the C Term Maturity Date;

          (ix) no Interest Period in respect of any Borrowing of Revolving Loans shall be selected which extends beyond the Revolving Loan Maturity Date; and

          (x) no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(A)(b), (c) or (d) if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans of such Tranche which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required repayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, or any franchise tax based on the net income or profits of such Bank, in either case pursuant to the laws of the United States of America or the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause
(ii) above, the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable), pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, PROVIDED that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the date of this Agreement any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable), pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

          1.11  COMPENSATION.  The Borrower shall, subject to the provisions of
Section 13.15 (to the extent applicable), compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a) or (b)); (ii) if any repayment (including any repayment made pursuant to Section 4.02(A) or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

          1.12 CHANGE OF LENDING OFFICE. Each Bank agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.05 and 4.04.

          1.13 REPLACEMENT OF BANKS. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings,
(y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) as provided in Section 13.12(b) in the case of certain refusals by a Bank (other than a Bank whose commitments are terminated in accordance with Section 3.02(b) and/or whose Loans are repaid in accordance with Section 4.01(v)) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent or, at the option of the Borrower, to replace only (a) the A Term Loan Commitment or A Term Loans of the Replaced Bank with an identical A Term Loan Commitment or A Term Loans provided by the Replacement Bank, (b) the B Term Loan Commitment or B Term Loans of the Replaced Bank with an identical B Term Loan Commitment or B Term Loans provided by the Replacement Bank, (c) the C Term Loan Commitment or C Term Loans of the Replaced Bank with an identical C Term Loan Commitment or C Term Loans provided by the Replacement Bank or (d) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the A Term Loan Commitment or A Term Loans, the A Term Loan Commitment or A Term Loans, (b) B Term Loan Commitment or B Term Loans, the B Term Loan Commitment or B Term Loans, (c) C Term Loan Commitment or C Term Loans, the C Term Loan Commitment or C Term Loans or (d) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans) of, and in each case (except for the replacement of only the outstanding A Term Loans and/or B Term Loans and/or C Term Loans of the respective Tranche or Tranches) participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or of the Loans of the respective Tranche or Tranches being replaced) of the Replaced Bank, (B) except for the replacement of only the outstanding A Term Loans and/or B Term Loans and/or C Term Loans, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche, in the case of all Tranches of Loans being held by the respective Replaced Bank) pursuant to
Section 3.01 and (y) except in the case of the replacement of only the outstanding A Term Loans and/or B Term Loans and/or C Term Loans of the Replaced Bank, any Issuing Bank an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Bank an amount equal to such Replaced Bank's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such replaced Bank; and (ii) all Obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and

Assumption Agreements, the payment of amounts referred to in clauses (i) and
(ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Loans or Commitments hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06 as the same may be limited by
Section 13.15 (to the extent applicable)), which shall survive as to such Replaced Bank and (y) in the case of a replacement of a Defaulting Bank with a Non-Defaulting Bank the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

          SECTION 2.  Letters of Credit.

          2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Bank with a Revolving Loan Commitment issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby or commercial letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such letter of credit, a "Letter of Credit") in support of such L/C Supportable Obligations.

          (b) Each Issuing Bank may agree in its sole discretion, and BTCo hereby agrees that, in the event a requested Letter of Credit is not issued by one of the other Issuing Banks, it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit, PROVIDED that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it; or


          (ii) such Issuing Bank shall have received notice prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.02(b).

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $10,000,000 or (y) when added to the aggregate outstanding principal amount of all Revolving Loans of Non-Defaulting Banks and all Swingline Loans then outstanding, the Adjusted Total Revolving Loan Commitment;
(ii) each Letter of Credit shall be denominated in Dollars and shall be issued only on a sight basis; and (iii) each Letter of Credit shall have an expiry date occurring not later than the earlier of (x) 12 months (or 180 days in the case of commercial Letters of Credit) after such Letter of Credit's date of issuance, provided that the expiry date of any standby Letter of Credit may be automatically extendible for successive periods of up to 12 months and (y) the fifth Business Day (or the 30th day in the case of commercial Letters of Credit) prior to the Revolving Loan Maturity Date.

          2.02 LETTER OF CREDIT REQUESTS. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least three Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. In the case of Letters of Credit to be issued pursuant to Section 2.01, each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from the Borrower or the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit, such Issuing Bank shall promptly notify each Bank participating therein of such issuance, which notice shall be accompanied by a copy of the Letter of Credit actually issued and any amendments thereto.

          (c) In the event that the Issuing Bank of commercial Letters of Credit is other than the Administrative Agent, such Issuing Bank will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day, of each week, its daily aggregate Letter of Credit stated amount for commercial Letters of Credit for the previous week. The Administrative Agent shall deliver to each other Participant, upon each calendar month end, and upon each Letter of Credit fee payment, a report setting forth for such period the daily aggregate stated amount available to be drawn under the commercial Letters of Credit issued by all the Issuing Banks during such period.

          2.03 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing

Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Participants as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees). Upon any change in the respective Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all such outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks with respective Revolving Loan Commitments.

          (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.04(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

          (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)    the occurrence of any Default or Event of Default.

          2.04 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than three Business Days after the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans; PROVIDED, HOWEVER, to the extent such amounts are not reimbursed prior to 12:00 Noon
(New York time) on the fifth Business Day following notice of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit, PROVIDED that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as the issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to the Borrower.

          2.05 INCREASED COSTS. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant, or any corporation controlling such Person, with any request or directive issued after the date of this Agreement by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant, or any corporation controlling such Person, any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant, or any corporation controlling such Person, or any franchise tax based on the net income or profits of such Bank or Participant, or any corporation controlling such Person, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of taxes pursuant to Section 4.04(a), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent) and subject to the provisions of Section 13.15 (to the extent applicable), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.

          3.01 FEES. (a) The Borrower agrees to pay the Administrative Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from the Initial Borrowing Date to and including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to 1/2 of 1% per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment, as the case may be (based on their respective Adjusted Percentages), a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit, to and including the termination of such Letter of Credit computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans as in effect from time to time on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit, PROVIDED, that in no event shall the annual Facing Fee be less than $500. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrower shall pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

          3.02 VOLUNTARY TERMINATION AND REDUCTION OF COMMITMENTS. (a) Upon at least two Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, in whole or in part, PROVIDED that (x) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank with a Revolving Loan Commitment, (y) any partial reduction pursuant to this Section 3.02 shall be in integral multiples of $500,000 and (z) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by the preceding clause (x)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted Percentage of the aggregate principal amount of Swingline Loans then outstanding.

          (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate all of the Revolving Loan Commitment of such Bank, so long as (i) all Loans, together with accrued and unpaid interest, Fees and other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06 as the same may be limited by Section 13.15 (to the extent applicable)), which shall survive as to such repaid Bank and (ii) the Administrative Agent and each other Bank which will be party to this Agreement after giving effect to such change, waiver, discharge or termination with respect to this Agreement consents to such termination of Revolving Loan Commitment and repayment of Loans.

          3.03 MANDATORY REDUCTION OF COMMITMENTS. (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A Term Loan Commitment (and the A Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of A Term Loans on such date) and (ii) prior to the termination of the Total A Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02(A).

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the B Term Loans on such date) and (ii) prior to the termination of the Total B Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02(A).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total C Term Loan Commitment (and the C Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of C Term Loans on such date) and (ii) prior to the termination of the Total C Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02(A).

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory prepayment of Term Loans pursuant to Sections 4.02(A)(e), (f), (g),
(h) or (i) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

          (f) Each reduction to the Total A Term Loan Commitment, the Total B Term Loan Commitment, the Total C Term Loan Commitment and/or the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02(A)) shall be applied proportionately to reduce the A Term Loan Commitment, the B Term Loan Commitment, the C Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

          SECTION 4.  Prepayments; Payments; Taxes.

          4.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or, in the case of Swingline Loans prior to 1:00 p.m. (New York time) on the date of such prepayment) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether A Term Loans, B Term Loans, C Term Loans or Revolving Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $250,000 (or in the case of Swingline Loans, $10,000 and, if greater, in an integral multiple of $5,000), PROVIDED that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (1) in the case of A Term Loans, $5,000,000,
(2) in the case of B Term Loans, $5,000,000, (3) in the case of C Term Loans, $5,000,000 and (4) in the case of Revolving Loans, $1,000,000, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans;
(iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01 made on any day other than the last day of an Interest Period applicable thereto shall be subject to the provisions of Section 1.11; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall, except as provided in clauses (v) and (vi) below, be applied PRO RATA among the Banks which made such Loans; (v) in the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees and other amounts, owing to such Bank so long as (A) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect such changed amounts) and (B) the Administrative Agent and each other Bank which will be party to this Agreement after giving effect to such change, waiver, discharge or termination with respect to this Agreement consents to such repayment of Loans and such termination of Revolving Loan Commitment; (vi) at the Borrower's election in connection with any prepayment of Revolving Loans, such prepayment shall not be applied to the Revolving Loans of a Defaulting Bank; and (vii) each voluntary prepayment of Term Loans made pursuant to this Section 4.01 (other than prepayments made pursuant to preceding clause (v)) shall be applied to the A Term Loans, the B Term Loans and the C Term Loans on a PRO RATA basis (based upon the then outstanding principal amount of A Term Loans, B Term Loans and C Term Loans) to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans PRO RATA based upon the then remaining amount of such Scheduled Repayments after giving effect to all prior reductions thereto.

          4.02 MANDATORY REPAYMENTS AND COMMITMENT REDUCTIONS. (A) (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by the Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such date the principal of Swingline Loans and after the Swingline Loans have been repaid in full, the principal of Revolving Loans of the Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and all outstanding Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks under Section 2.04(a) in a cash collateral account to be established by the Administrative Agent. Such cash or Cash Equivalents shall be released to the Borrower when such obligations under Section 2.04(a) are satisfied or as may be necessary to insure that the amount of such cash or Cash Equivalents do not exceed the Letter of Credit Outstandings.

          (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such

Defaulting Bank, the Borrower shall prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

          (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), on each date set forth below, the Borrower shall be required to repay that principal amount of A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(A)(j), an "A Term Loan Scheduled Repayment"):


Scheduled Repayment Date                        Amount
------------------------                        ------
Quarterly Payment Date in August 1998          $125,000
Quarterly Payment Date in November 1998        $125,000

Quarterly Payment Date in February 1999        $125,000
Quarterly Payment Date in May 1999             $125,000
Quarterly Payment Date in August 1999        $1,250,000
Quarterly Payment Date in November 1999      $1,250,000


Quarterly Payment Date in February 2000      $1,250,000
Quarterly Payment Date in May 2000           $1,250,000
Quarterly Payment Date in August 2000        $1,875,000
Quarterly Payment Date in November 2000      $1,875,000

Quarterly Payment Date in February 2001      $1,875,000
Quarterly Payment Date in May 2001           $1,875,000
Quarterly Payment Date in August 2001        $3,125,000
Quarterly Payment Date in November 2001      $3,125,000

Quarterly Payment Date in February 2002      $3,125,000
Quarterly Payment Date in May 2002           $3,125,000
Quarterly Payment Date in August 2002        $3,125,000
Quarterly Payment Date in November 2002      $3,125,000

Quarterly Payment Date in February 2003      $3,125,000
Quarterly Payment Date in May 2003           $3,125,000
Quarterly Payment Date in August 2003        $3,000,000
Quarterly Payment Date in November 2003      $3,000,000

Quarterly Payment Date in February 2004      $3,000,000

A Term Maturity Date                         $3,000,000


; PROVIDED that in the event the aggregate principal amount of A Term Loans incurred at the time that the Total A Term Loan Commitment is terminated in accordance with Section 3.03(a) is less than $50,000,000, an amount equal to such deficiency shall be applied to reduce the A Term Loan

Scheduled Repayments PRO RATA based on the then remaining principal amount of each such A Term Loan Scheduled Repayment.

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), on each date set forth below, the Borrower shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(A)(j), a "B Term Loan Scheduled Repayment"):


Scheduled Repayment Date                        Amount
------------------------                        ------
Quarterly Payment Date in August 1998           $77,500
Quarterly Payment Date in November 1998         $77,500

Quarterly Payment Date in February 1999         $77,500
Quarterly Payment Date in May 1999              $77,500
Quarterly Payment Date in August 1999           $77,500
Quarterly Payment Date in November 1999         $77,500

Quarterly Payment Date in February 2000         $77,500
Quarterly Payment Date in May 2000              $77,500
Quarterly Payment Date in August 2000           $77,500
Quarterly Payment Date in November 2000         $77,500

Quarterly Payment Date in February 2001         $77,500
Quarterly Payment Date in May 2001              $77,500
Quarterly Payment Date in August 2001           $77,500
Quarterly Payment Date in November 2001         $77,500

Quarterly Payment Date in February 2002         $77,500
Quarterly Payment Date in May 2002              $77,500
Quarterly Payment Date in August 2002           $77,500
Quarterly Payment Date in November 2002         $77,500

Quarterly Payment Date in February 2003         $77,500
Quarterly Payment Date in May 2003              $77,500
Quarterly Payment Date in August 2003           $77,500
Quarterly Payment Date in November 2003         $77,500

Quarterly Payment Date in February 2004         $77,500
Quarterly Payment Date in May 2004              $77,500
Quarterly Payment Date in August 2004        $7,285,000
Quarterly Payment Date in November 2004      $7,285,000

Quarterly Payment Date in February 2005      $7,285,000

B Term Maturity Date                         $7,285,000


; PROVIDED that in the event the aggregate principal amount of B Term Loans incurred at the time that the Total B Term Loan Commitment is terminated in accordance with Section 3.03(b) is less than $31,000,000, an amount equal to such deficiency shall be applied to reduce the B Term Loan Scheduled Repayments PRO RATA based on the then remaining principal amount of each such B Term Loan Scheduled Repayment.

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), on each date set forth below, the Borrower shall be required to repay that principal amount of C Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(A)(j), a "C Term Loan Scheduled Repayment", and together with each A Term Loan Scheduled Repayment and B Term Loan Scheduled Repayment, the "Scheduled Repayments"):


Scheduled Repayment Date                        Amount
------------------------                        ------
Quarterly Payment Date in August 1998           $75,000
Quarterly Payment Date in November 1998         $75,000

Quarterly Payment Date in February 1999         $75,000
Quarterly Payment Date in May 1999              $75,000
Quarterly Payment Date in August 1999           $75,000
Quarterly Payment Date in November 1999         $75,000

Quarterly Payment Date in February 2000         $75,000
Quarterly Payment Date in May 2000              $75,000
Quarterly Payment Date in August 2000           $75,000
Quarterly Payment Date in November 2000         $75,000

Quarterly Payment Date in February 2001         $75,000
Quarterly Payment Date in May 2001              $75,000
Quarterly Payment Date in August 2001           $75,000
Quarterly Payment Date in November 2001         $75,000

Quarterly Payment Date in February 2002         $75,000
Quarterly Payment Date in May 2002              $75,000
Quarterly Payment Date in August 2002           $75,000
Quarterly Payment Date in November 2002         $75,000

Quarterly Payment Date in February 2003         $75,000
Quarterly Payment Date in May 2003              $75,000
Quarterly Payment Date in August 2003           $75,000
Quarterly Payment Date in November 2003         $75,000

Quarterly Payment Date in February 2004         $75,000
Quarterly Payment Date in May 2004              $75,000
Quarterly Payment Date in August 2004           $75,000


                                         -25-

Quarterly Payment Date in November 2004         $75,000

Quarterly Payment Date in February 2005         $75,000
Quarterly Payment Date in May 2005              $75,000
Quarterly Payment Date in August 2005        $6,975,000
Quarterly Payment Date in November 2005      $6,975,000

Quarterly Payment Date in February 2006      $6,975,000

C Term Maturity Date                         $6,975,000


; PROVIDED that in the event the aggregate principal amount of C Term Loans incurred at the time that the Total C Term Loan Commitment is terminated in accordance with Section 3.03(c) is less than $30,000,000, an amount equal to such deficiency shall be applied to reduce the C Term Loan Scheduled Repayments PRO RATA based on the then remaining principal amount of each such C Term Loan Scheduled Repayment.

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any sale or issuance of its common stock pursuant to an underwritten public offering pursuant to a registration statement filed with the SEC (other than equity issued to American Industrial Partners Capital Fund II, L.P. ("AIPCF") or its affiliates) an amount equal to 50% of the cash proceeds (excluding any such proceeds attributable to or relating to direct or indirect equity interests of Persons other than AIPCF, Holdings or its Subsidiaries) of the respective sale or issuance (net of all reasonable costs associated therewith, including, without limitation, all due diligence costs and expenses paid for, or reimbursed by, Holdings and/or any of its Subsidiaries, underwriting or similar fees, discounts and commissions, attorneys' fees and expenses paid for, or reimbursed by, Holdings and/or any of its Subsidiaries and other costs associated therewith) shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(A)(j) and (k).

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04), an amount equal to 100% of the cash proceeds of the respective incurrence of Indebtedness (net of all reasonable costs associated therewith, including, without limitation, all due diligence costs and expenses paid for, or reimbursed by, Holdings and/or any of its Subsidiaries, any underwriting, agency, structuring or similar fees, discounts and commissions, attorneys' fees and expenses paid for, or reimbursed by, Holdings and/or any of its Subsidiaries, all financing and/or commitment fees and other costs associated therewith) shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(A)(j) and (k).

          (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(A)(j) and (k), PROVIDED that (i) up to an aggregate of $5,000,000 of Net Sale Proceeds from Asset Sales shall not be required to be used to so repay Term Loans and (ii) up to an additional aggregate of $10,000,000 per fiscal year of the Borrower of Net Sale Proceeds from Asset Sales shall not be required to be used to so repay Term Loans in any fiscal year of the Borrower to the extent the Borrower elects, as hereinafter provided, to cause such Net Sale Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"). The Borrower may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to an Asset Sale if (x) no Default or Event of Default exists and (y) the Borrower delivers a Reinvestment Notice to the Administrative Agent within fifteen Business Days following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Sale Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice and, PROVIDED FURTHER, that if all or any portion of such Net Sale Proceeds not applied to the repayment of Term Loans pursuant to the preceding proviso are either (a) not so used or agreed (which agreement may be subject to conditions) to be used within 180 days after the date of receipt of such Net Sale Proceeds or (b) if agreed to be so used within 180 days after the date of receipt of such Net Sale Proceeds and not so used within 360 days after the date of receipt of such Net Sale Proceeds, then, in either such case, such remaining portion not used or agreed to be used in the case of preceding clause (a) and not used in the case of preceding clause (b) shall be applied on the date which is 180 days following the date of receipt of such Net Sale Proceeds in the case of clause (a) above, or the date occurring on the date which is 360 days after the date of receipt of such Net Sale Proceeds in the case of clause (b) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(A)(j) and (k). At the time of the acquisition of any Reinvestment Assets, Holdings shall comply and shall cause its Subsidiaries to comply with Section 8.11, to the extent applicable.

          (h)  In addition to any other mandatory repayments pursuant to this
Section 4.02(A), on each Excess Cash Payment Date, an amount equal to 50% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(A)(j) and (k).

          (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), within 90 days following each date after the Effective Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses and taxes incurred in connection with such Recovery

Event) shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(A)(j) and (k), PROVIDED that
(x) so long as no Default or Event of Default then exists and such proceeds do not exceed $10,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and to the extent that (a) the amount of such proceeds exceeds $10,000,000, (b) the Borrower has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(A)(i) in the form described in clause (x) above and (c) the Borrower has delivered to the Administrative Agent either (i) a certification that such Recovery Event is not reasonably expected to result in a Default or Event of Default or (ii) such evidence as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent establishing that the Borrower has sufficient business interruption insurance and that the Borrower will be receiving regular payments thereunder in such amounts and at such times as are necessary to satisfy all material obligations and expenses of the Borrower (including, without limitation, all debt service requirements, including pursuant to this Agreement), without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount and not just the portion in excess of $10,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Administrative Agent), PROVIDED FURTHER, that at any time while an Event of Default has occurred and is continuing (other than an Event of Default existing solely as a result of the violation of any or both of Sections 9.08 and 9.09, but in each case only if, and to the extent, that the violation of said covenant has occurred as a result of the underlying event giving rise to the Recovery Event), the Required Banks may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, and, PROVIDED FURTHER, that if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to clause (x) above are either (A) not so used within 180 days after the date of receipt of proceeds from the respective Recovery Event or (B) if agreed (which agreement may be subject to conditions) to be used within 180 days after the date of receipt of proceeds from the respective Recovery Event and not so used within 360 days after the date of receipt of proceeds from the respective Recovery Event, then, in either case, such remaining portion not used or agreed to be used in the case of the preceding clause (A) and not used in the case of preceding clause (B), shall be applied on the date which is 180 days following the date of receipt of proceeds from the respective Recovery Event in the case of clause

(A) above, or the date which is 360 days after the date of receipt of proceeds from the respective Recovery Event in the case of clause (B) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(A)(j) and (k), and, PROVIDED FURTHER, that if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to clause (y) above are either not so used or agreed to be used (which agreement may be subject to conditions) within 270 days after the date of receipt of proceeds from the respective Recovery Event, then, such remaining portion not used or agreed to be used, shall be applied on the date which is 270 days following the date of receipt of proceeds from the respective Recovery Event as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(A)(j) and (k). If it is subsequently determined that any portion of such proceeds that are agreed to be so used will not be so used, then, within ten Business Days following such determination, such amounts shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of
Section 4.02(A)(j) and (k).

          (j) Each amount required to be applied to repay Term Loans (or to reduce the Total Term Loan Commitment) pursuant to Sections 4.02(A)(e), (f),
(g), (h) and (i) shall be applied to the A Term Loans, the B Term Loans and the C Term Loans on a PRO RATA basis (based upon the then outstanding principal amount of A Term Loans, B Term Loans and C Term Loans) to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans PRO RATA based upon the then remaining amount of Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto.

          (k) With respect to each repayment of Loans required by this Section 4.02(A), the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, PROVIDED that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02(A) may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (w) in the case of A Term Loans, $5,000,000, (x) in the case of B Term Loans, $5,000,000, (y) in the case of C Term Loans, $5,000,000 and (z) in the case of Revolving Loans, $1,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among the Banks which made such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02(A), if at any time the mandatory prepayment of Term Loans pursuant to Sections 4.02(A)(e) through
(i) above would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar

Loans with the Administrative Agent (which deposit, after giving effect to interest to be earned on such deposit prior to the last day of the relevant Interest Periods, must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Term Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Term Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Term Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Section 10, any amounts held as cash collateral pursuant to this Section 4.02(A)(k) shall, subject to the requirements of applicable law, be immediately applied to the relevant Term Loans. Following repayment of the relevant Loans, any remaining cash collateral will be returned to the Borrower.

          (B) WAIVER OF CERTAIN MANDATORY REPAYMENTS BY B AND C BANKS. Notwithstanding anything to the contrary contained in this Section 4.02 or anywhere in this Agreement (including, without limitation, in Section 13.12), the Borrower shall have the option, in its sole discretion, to give the Banks with outstanding B Term Loans (the "B Banks") and C Term Loans (the "C Banks") the option to waive a mandatory repayment of such Loans pursuant to Section 4.02(A)(e), (f), (g) (h) and/or (i) (each such repayment, a "Waivable Mandatory Repayment") upon the terms and provisions set forth in this Section 4.02(B). If the Borrower elects to exercise the option referred to in the preceding sentence, the Borrower shall give to the Administrative Agent written notice of its intention to give the B Banks and the C Banks the right to waive a Waivable Mandatory Repayment at least five Business Days prior to such repayment, which notice the Administrative Agent shall promptly forward to all B Banks and C Banks (indicating in such notice the amount of such repayment to be applied to each such Bank's outstanding Term Loans under such facilities). The Borrower's offer to permit such Banks to waive any such Waivable Mandatory Repayment may apply to all or part of such repayment, PROVIDED that any offer to waive part of such repayment must be made ratably to such Banks on the basis of their outstanding B Term Loans and C Term Loans. In the event such B Bank or C Bank desires to waive such Bank's right to receive any such Waivable Mandatory Repayment in whole or in part, such Bank shall so advise the Administrative Agent no later than the close of business two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Bank desires to receive in respect of such repayment. If any Bank does not reply to the Administrative Agent within the two Business Days, it will be deemed not to have waived any part of such repayment. If any Bank does not specify an amount it wishes to receive, it will be deemed to have accepted 100% of the total payment. In the event that any such Bank waives all or part of such right to receive any such Waivable Mandatory Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Bank to the A Term Loans in accordance with Section 4.02(A)(j) and (k).

          4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) (or 1:00 p.m. (New York time) in the case of Swingline Loans) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder or under any Note will be made without set-off, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the United States of America or the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence of this Section 4.04(a), then the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of such Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes that arise from the failure of the Borrower to pay any Taxes when due to the appropriate Tax authority and that become payable by the Administrative Agent or any Bank as a result of any such failure.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Initial Borrowing Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Sections 1.13 or
13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) (x) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, and (z) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 Form W-8 or Form W-9 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or Certificate due to an event (including without limitation, any change in treaty, law, or regulation) that has occurred prior to the date on which any such delivery would be required which renders all such forms inapplicable or would prevent such Bank from duly completing and delivering such form with respect to it, in which case such Bank shall not be required to deliver any such form or Certificate pursuant to this
Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms that establish a complete exemption from withholding of such Taxes pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b) and subject to
Section 1.12, the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (c) The provisions of this Section 4.04 are subject to the provisions of Section 13.15 (to the extent applicable).

          (d)  If the Borrower pays any additional amount under this Section
4.04 to a Bank and such Bank or any affiliate receives in connection therewith any refund or reduction of, or credit against, its Tax liabilities (including, any tax imposed on or measured by the net income or net profits of a Bank, or any franchise tax based on net income or net profits of a Bank), such Bank shall pay the Borrower an amount that is equal to the net benefit, after tax, that was obtained by the Bank in the year or years that such benefit was received or realized.

          SECTION 5. CONDITIONS PRECEDENT TO CREDIT EVENTS ON THE INITIAL BORROWING DATE. The obligation of each Bank to make Loans and to participate in Letters of Credit, and the obligations of each Issuing Bank to issue Letters of Credit, in each case on the Initial Borrowing Date is subject, at the time of such Credit Event, to the satisfaction of the following conditions:

          5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate A Term Note, B Term Note, C Term Note and/or Revolving Note executed by the Borrower and to the Swingline Bank, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

          5.02 FEES, ETC. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses to the extent invoiced) payable to the Administrative Agent and the Banks to the extent then due.

          5.03 OPINIONS OF COUNSEL. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Holdings and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and (ii) from local counsel satisfactory to the Administrative Agent, opinions each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and shall cover the perfection of the security interests granted pursuant to the Security Agreement and the Mortgages and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          5.04 CORPORATE DOCUMENTS; PROCEEDINGS; ETC. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, all in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party, as the case may be, and the resolutions, or such other administrative approval, of such Credit Party, as the case may be, referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

          (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.05 SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; TAX SHARING AGREEMENTS. On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an Authorized Officer of Holdings or its respective Subsidiaries of (i) all agreements (if any) entered into by Holdings or any of its Subsidiaries (after giving effect to the Transaction) governing the terms and relative rights of its capital stock and any agreements entered into by shareholders, relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements"), (ii) all agreements (if any) with senior members of, or with respect to, the management of Holdings or any of its Subsidiaries (after giving effect to the Transaction) (collectively, the "Management Agreements"), and
(iii) all agreements (if any) relating to the sharing of tax liabilities and benefits among Holdings and/or its Subsidiaries (each a "Tax Sharing Agreement" and collectively, the "Tax Sharing Agreements"); all of which Shareholders' Agreements, Management Agreements and Tax Sharing Agreements, shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and shall be in full force and effect on the Initial Borrowing Date.

          5.06 CONSUMMATION OF THE TRANSACTION. (a) On or prior to the Initial Borrowing Date:

          (i) Holdings shall have received gross cash proceeds in an aggregate amount of at least $95,000,000 in connection with (i) the purchase by AIPCF and other investors satisfactory to the Administrative Agent of its common stock (the "Holdings Common Stock") and/or (ii) the issuance of its zero-coupon indebtedness in an amount not to exceed $30,000,000 (the "Holdings Debentures", and together with the Holdings Common Stock, the "Holdings Financing"), all of which proceeds shall be contributed to the capital of the Borrower and shall have been utilized to make payments owing in connection with the Transaction before (or simultaneously with) utilizing the proceeds of any Loans for such purpose. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of all Holdings Financing Documents, each of which shall be in full force and effect, and all of the terms and conditions thereof shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks. The issuance or incurrence of the Holdings Financing shall have been consummated in accordance with the Holdings Financing Documents and applicable law and none of the material provisions of the Holdings Financing Documents shall have been amended, waived, supplemented or otherwise modified without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld);

          (ii) the Borrower shall have received gross cash proceeds in a minimum aggregate principal amount equal to $175,000,000 from the issuance by the Borrower of the Senior Subordinated Notes (the "Senior Subordinated
     Note Issuance"), and the Borrower shall have utilized such amount to make payments owing in connection with the Transaction before (or simultaneously with) utilizing proceeds of any Loans for such purpose. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the Senior Subordinated Note Documents, each of which shall be in full force and effect, and all of the terms and conditions thereof shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks. The Senior Subordinated Note Issuance shall have been consummated in accordance with the Senior Subordinated Note Documents and applicable law and none of the material provisions of the Senior Subordinated Note Documents shall have been amended, waived, supplemented or otherwise modified without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld); and

          (iii) on or prior to the Initial Borrowing Date (i) the Borrower shall have consummated a tender offer/consent solicitation with respect to the outstanding Senior Secured Notes (the "Senior Secured Notes Tender Offer/Consent Solicitation"), pursuant to which (x) the Borrower shall offer, subject to the terms and conditions contained in the Senior Secured Notes Tender Offer/Consent Solicitation, to purchase all of the outstanding Senior Secured Notes at the cash price set forth in the Senior Secured Notes Tender Offer/Consent Solicitation and (y) consents shall be solicited to a proposed amendment to the Senior Secured Notes Indenture, on terms and conditions set forth in the Senior Secured Notes Tender Offer Consent Solicitation, which amendment shall provide for the substantial elimination of the financial and certain operating covenants contained in the Senior Secured Notes Indenture (including, without limitation, limitations on the incurrence of liens, transactions with affiliates and indebtedness) and the amendment or elimination of certain other provisions in the Senior Secured Notes Collateral Documents; (ii) the period for tendering Senior Secured Notes pursuant thereto shall terminate on or prior to the Initial Borrowing Date; (iii) the Borrower shall have received sufficient consents to authorize the execution and delivery of the Senior Secured Notes Indenture Supplement; (iv) the Borrower and the trustee under the Senior Secured Notes Indenture shall have duly executed and delivered the Senior Secured Notes Indenture Supplement (which shall include the Senior Secured Notes Collateral

     Documents Amendment); (v) the Borrower shall have repurchased or committed to repurchase the all of the Senior Secured Notes (which shall in no event be less than $50,000,000 in aggregate principal amount), and not theretofore withdrawn, pursuant to the Senior Secured Notes Tender Offer/Consent Solicitation (the "Senior Secured Notes Tender Offer Repurchases"); (vi) all security interests and Liens on the assets owned by the Borrower arising in connection with the issuance of the Senior Secured Notes shall have been terminated and the Administrative Agent shall have received such releases of such security interests and Liens as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent; and (vii) the Administrative Agent shall be reasonably satisfied that the Senior Secured Notes Tender Offer/Consent Solicitation shall be consummated in accordance with the Senior Secured Notes Tender Offer Documents and all applicable laws on the Initial Borrowing Date (all of the foregoing, the "Refinancing").

          (b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks copies of all Merger Documents, all of which shall be certified by an Authorized Officer of Holdings and/or its Subsidiaries as true and correct and be in full force and effect and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks. On the Initial Borrowing Date, the Merger shall have been consummated in accordance with the Merger Documents and all applicable laws. All material conditions to Holdings' obligations in the Merger Agreement and related material agreements shall have been satisfied, without waiver or modification (except with the consent of the Administrative Agent, which consent shall not be unreasonably withheld).

          (c) On or prior to the Initial Borrowing Date, all necessary and material governmental (domestic and foreign) and third party approvals in connection with the Transaction shall have become final, and the transactions contemplated by the Credit Documents and otherwise referred to herein or therein, shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Administrative Agent, materially adverse conditions upon the consummation of the Transaction and the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the transactions contemplated by this Agreement.

          5.07 PLEDGE AGREEMENT. On the Initial Borrowing Date, Holdings and the Borrower shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit G with such changes thereto, or such additional pledge agreements (or amendments thereto) entered into in connection therewith, as foreign counsel may suggest in connection with the Pledged Securities issued by any Foreign Subsidiary of the Borrower designated by the Administrative Agent (such Pledge Agreement, together with such additional pledge agreements, as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities referred to therein then owned by such Credit Party, together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities, PROVIDED, that no more than 65% of the capital stock of Copetro S.A. ("Copetro") or any other Foreign Subsidiary shall be pledged pursuant to the Pledge Agreement.

          5.08 SECURITY AGREEMENT. On the Initial Borrowing Date, Holdings and the Borrower shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit H (as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, the "Security Agreement") covering all of Holdings' and the Borrower's present and future Security Agreement Collateral, together with:

          (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the Borrower as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing;

          (c) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (d) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

          5.09 MORTGAGES; TITLE INSURANCE; ETC. On the Initial Borrowing Date, the Collateral Agent shall have received:

          (a) duly authorized, fully executed, acknowledged, and delivered deeds of trust, mortgages, leasehold deeds of trust or leasehold mortgages substantially in the form of Exhibit I (as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, each a "Mortgage" and collectively, the "Mortgages"), which Mortgages shall cover such of the Real Property owned or leased by Holdings and/or its Subsidiaries as shall be designated as such on Schedule III as a mortgaged property thereunder (each, a "Mortgaged Property" and collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable Lien on each Mortgaged Property in favor of the

     Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

          (b) duly authorized, fully executed, acknowledged, and delivered subordination, nondisturbance and attornment agreements, assignments of leases, landlord consents, tenant estoppel certificates, and such other documents relating to the Mortgages that the Collateral Agent may reasonably request; and

          (c) Extended coverage policies of mortgage title insurance covering each Mortgaged Property, together with all endorsements reasonably requested by the Collateral Agent relating thereto issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Administrative Agent and the Required Banks (but not in excess of the value of the respective Mortgaged Property) assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and shall include, as appropriate and to the extent available, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its reasonable discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance (to the extent available) and such reinsurance as the Collateral Agent in its discretion may reasonably request.

          5.10 ADVERSE CHANGE, ETC. On the Initial Borrowing Date, after giving effect to the Transaction, nothing shall have occurred since December 31, 1997 which could reasonably be likely to have a material adverse effect on the rights or remedies of the Administrative Agent or the Banks, or on the ability of the Credit Parties to perform their respective obligations to the Administrative Agent and the Banks or which could reasonably be likely to have a Material Adverse Effect.

          5.11 SOLVENCY LETTER; INSURANCE. On or before the Initial Borrowing Date, the Borrower shall have delivered or shall cause to be delivered to the Administrative Agent (i) a solvency letter in form and substance reasonably satisfactory to the Administrative Agent from Valuation Research Corporation, setting forth its conclusions that, after giving effect to the Transaction, each of Holdings and its Subsidiaries taken as a whole, and the Borrower and its Subsidiaries, taken as a whole, is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their business and will not have incurred debts beyond their ability to pay debts as they mature, and (ii) evidence of insurance complying with the requirements of Section 8.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days' prior written notice by the insurer to the Collateral Agent.

          5.12 PRO FORMA BALANCE SHEET; PROJECTIONS. (a) On the Initial Borrowing Date, the Banks shall have received the unaudited projected PRO FORMA consolidated balance sheets of Holdings and the Borrower prepared on a consolidated basis based upon the projected balance sheet at the Initial Borrowing Date prepared on a basis consistent with the Projections and in accordance with the financial statement delivered pursuant to Section 7.05(a), both immediately before and immediately after giving effect to the Transaction, the related financing thereof and the other transactions contemplated hereby and thereby, which projected PRO FORMA consolidated balance sheets shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

          (b) On the Initial Borrowing Date, the Banks shall have received the Projections described in Section 7.05(d), which Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

          SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Bank to make Loans and participate in Letters of Credit (including Loans made and Letters of Credit issued on the Initial Borrowing Date), and the obligation of any Issuing Bank to issue any Letter of Credit (including any Letter of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (a) Prior to the making of each Loan (other than a Swingline Loan or a Mandatory Borrowing), the Administrative Agent shall have received the notice required by Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in Section 1.03(b).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

          The acceptance of the benefit of each Credit Event shall constitute a representation and warranty by Holdings and the Borrower to the Administrative Agent and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time (except to the extent that any of the conditions specified in Section 5 are required to be satisfactory to or determined by any Bank, the Required Banks and/or the Administrative Agent). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this
Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office or to counsel for the Administrative Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks.

          SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction consummated on the Initial Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Initial Borrowing Date in all material respects and in all material respects on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01 CORPORATE STATUS. Holdings, the Borrower and each of their respective Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          7.02 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes such Credit Party's legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality,
(ii) will conflict with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of Holdings, the Borrower or any of their respective Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings, the

Borrower or any of their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings or any of its Subsidiaries.

          7.04 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document, except, in the case of any failure to obtain, where such failure to so obtain would not have a
(x) Material Adverse Effect or (y) a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents or the rights and remedies of the Administrative Agent and the Banks thereunder.

          7.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS; ETC. (a) The balance sheets, statements of operations, statements of stockholders' equity, statements of changes in stockholders' equity, statements of changes in group deficiency, statements of operations and division equity, statements of assets and liabilities, statements of operating revenues and expenses, statements of charges in net assets, statements of changes in group investment (deficiency) and statements of cash flows of the Borrower and its Subsidiaries as furnished to the Banks prior to the Effective Date fairly present the financial condition and operations of the Borrower and its Subsidiaries at and for the periods indicated. All such financial statements are true and correct in all material respects and have been prepared in accordance with GAAP, consistently applied. After giving effect to the Transaction, since December 31, 1997, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

          (b) (i) On and as of the Initial Borrowing Date, after giving effect to the Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by Holdings and its Subsidiaries in connection therewith, (a) the sum of the assets, at a fair valuation, of Holdings and its Subsidiaries will exceed their debts; (b) Holdings and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) Holdings and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their businesses. For purposes of this
Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or the offering circular relating to the Senior Subordinated Note Issuance, there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or to Holdings and its Subsidiaries taken as a whole (except that amount of indebtedness described in such financial statements has increased to $88,400,000 as of March 31, 1998). As of the Initial Borrowing Date, neither Holdings nor the Borrower knows of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to
Section 7.05(a) or the offering circular relating to the Senior Subordinated
Note Issuance which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (d) On and as of the Initial Borrowing Date, the financial projections dated as of May 11, 1998 (the "Projections") previously delivered to the Administrative Agent and the Banks have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believed that the Projections were reasonable and attainable.

          7.06 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings and the Borrower, threatened (i) with respect to any Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

          7.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Holdings or the Borrower in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          7.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) All proceeds of the Term Loans shall be utilized by the Borrower (i) to effect the Transaction and
(ii) to pay fees and expenses related to the Transaction.

          (b) Proceeds of Revolving Loans and Swingline Loans may be utilized for the Borrower's and its Subsidiaries' general corporate and working capital purposes and to make payments required in connection with the Transaction following the Initial Borrowing Date PROVIDED, that up to $5,000,000 of Revolving Loans and Letters of Credit may be utilized by the Borrower (i) to effect the Transaction and (ii) to pay fees and expenses related to the Transaction.

          (c) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          7.09 TAX RETURNS AND PAYMENTS. Each of Holdings, the Borrower and each of their Subsidiaries have timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal and all material state returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Holdings, the Borrower and their respective Subsidiaries, as the case may be, for the periods covered thereby. Each of Holdings, the Borrower and their respective Subsidiaries have paid all material taxes payable by them other than taxes which are not delinquent or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 7.05(a), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings or the Borrower, threatened by any authority regarding any taxes relating to Holdings, the Borrower or any of their respective Subsidiaries. As of the Initial Borrowing Date, except as set forth in Schedule II, none of Holdings, the Borrower nor any of their respective Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings, the Borrower or any of their respective Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings, the Borrower or any of their respective Subsidiaries not to be subject to the normally applicable statute of limitations. None of Holdings, the Borrower nor any of their respective Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction and the other transactions contemplated hereby.

          7.10 COMPLIANCE WITH ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has a material Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; none of Holdings, the Borrower nor any of their respective Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of the Code or reasonably expects to incur any material liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings, the Borrower, their respective Subsidiaries and their ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $5,000,000; no lien imposed under the Code or ERISA on the assets of Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and Holdings, the Borrower and their respective Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

          7.11 THE SECURITY DOCUMENTS. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filing, if this representation is being made more than 10 days after Initial Borrowing Date, has been made), create a fully perfected lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein which is capable of being perfected with such filings , subject to no other Liens other than Permitted Liens and Liens to be released in connection with the Transaction.

          (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement, so long as the Collateral Agent maintains possession of such Pledged Securities consisting of certificated securities in the State of New York.

          (c) The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances, Permitted Liens and Liens to be released in connection with the Transaction related thereto) and subject to no other Liens (other than Liens permitted under Section 9.01). Schedule III contains a true and complete list of each parcel of Real Property owned or leased by Holdings, the Borrower and their respective Subsidiaries on the Effective Date, and the type of interest therein held by Holdings, the Borrower or such Subsidiary.

          7.12 REPRESENTATIONS AND WARRANTIES IN DOCUMENTS. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

          7.13 PROPERTIES. Holdings, the Borrower and each of their respective Subsidiaries have good and valid title to all properties (or a valid leasehold estate with respect to leased properties) owned by them after giving effect to the Transaction in accordance with the Transaction Documents, including all property reflected in the balance sheet of the Borrower referred to in Section 7.05(a) and in the pro forma balance sheet referred to in Section 5.12 (except for property sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as otherwise permitted by this Agreement), free and clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in such pro forma balance sheet or (ii) Permitted Liens.

          7.14 CAPITALIZATION. On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 1000 shares, $0.01 par value per share, all of which shares are outstanding. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable, are free of preemptive rights. As of the Initial Borrowing Date, neither the Borrower nor its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.15 SUBSIDIARIES. After giving effect to the Transaction, as of the Effective Date, Holdings will have no direct or indirect Subsidiaries other than the Borrower and its Subsidiaries.

          7.16 COMPLIANCE WITH STATUTES, ETC. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.17 INVESTMENT COMPANY ACT. None of Holdings, the Borrower nor any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.18 PUBLIC UTILITY HOLDING COMPANY ACT. None of Holdings, the Borrower nor any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.19 LABOR RELATIONS. None of Holdings, the Borrower nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the

Borrower, threatened against Holdings or any of its Subsidiaries and (iii) to the best knowledge of Holdings and the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

          7.20 PATENTS, LICENSES, FRANCHISES AND FORMULAS. Each of Holdings and its Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be likely to have a Material Adverse Effect.

          7.21 TRANSACTION. As of the Initial Borrowing Date, the Transaction has been consummated in all material respects in accordance with the terms of the respective Transaction Documents and all applicable laws. As of the Initial Borrowing Date, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except where the failure to so obtain, give, file or take would not have a Material Adverse Effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or any Credit Event or the performance by any Credit Party of its obligations under the respective Documents. All actions taken by each Credit Party pursuant to or in furtherance of the Transaction have been taken in material compliance with the respective Documents and all applicable laws.

          7.22 SPECIAL PURPOSE CORPORATION. As of the Initial Borrowing Date, Holdings has no material assets other than the capital stock of the Borrower owned by Holdings. As of the Initial Borrowing Date, Holdings has engaged in no activities except activities undertaken in connection with the Transaction and has no material liabilities other than liabilities incurred in connection with the Transaction.

          7.23 SENIOR SUBORDINATED NOTES AND HOLDINGS DEBENTURES. As of the Initial Borrowing Date, (i) the Senior Subordinated Notes have been duly authorized, issued and delivered in accordance with applicable law and the Senior Subordinated Note Documents, and (ii) the Holdings Debentures have been duly authorized, issued and delivered in accordance with applicable law and the Holdings Debenture Documents. The subordination provisions contained in the Senior Subordinated Notes and the Holdings Debentures are enforceable by the Banks against Holdings or the Borrower, as the case may be except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and the holders of such Senior Subordinated Notes or

Holdings Debentures, as the case may be, and all Obligations of Holdings and/or the Borrower hereunder or under the other Credit Documents are or will be within the definition of "Senior Indebtedness" included in such provisions of the Senior Subordinated Note Documents and the Holdings Debenture Documents.

          SECTION 8. AFFIRMATIVE COVENANTS. Holdings and the Borrower hereby covenant and agree that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          8.01 INFORMATION COVENANTS. Holdings and/or the Borrower will furnish to each Bank:

          (a) MONTHLY REPORTS. Within 30 days after the end of each fiscal month (other than the fiscal months ending March, June, September and December) of Holdings (from and after July, 1998), the combined balance sheets of Holdings and its Consolidated Subsidiaries as of the end of such month and the related combined statements of income and statements of cash flows for such month and for the last elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth in the statements of income only, the comparative figures for the corresponding month in the prior fiscal year and the budgeted figures for such month as set forth in the respective budget delivered pursuant to Section 8.01(e).

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings (from and after the fiscal quarter ended in September 1998), the combined balance sheets of Holdings and its Consolidated Subsidiaries as of the end of such quarter and the related combined statements of income and statements of cash flows for such quarter and for the last elapsed portion of the fiscal year ended with the last day of such quarter and setting forth in the statements of income only, the comparative figures for the corresponding quarter in the prior fiscal year and the budgeted figures for such quarter as set forth in the respective budget delivered pursuant to Section 8.01(e), (ii) the balance sheets of each of Holdings' Subsidiaries as of the end of such quarter and the related statements of income and statements of cash flows for such quarter and for the elapsed portion of the fiscal year ended with the last day of such quarter, in each case setting forth in the statements of income only, the comparative figures for the corresponding quarter in the prior fiscal year and the budgeted figures for such quarter as set forth in the respective budget delivered pursuant to Section 8.01(e), and
(iii) management's discussion and analysis of the important operational and financial developments during such quarterly period in respect of Holdings and its Subsidiaries.

          (c) ANNUAL FINANCIAL STATEMENTS. Within 95 days after the close of each fiscal year (after and including fiscal year 1998) of Holdings, the consolidated balance sheets of Holdings and its Consolidated Subsidiaries as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for such fiscal year and, setting forth comparative figures for the preceding fiscal year commencing fiscal year 1998 and certified, in the case of such consolidated statements, by Ernst & Young LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm (which report shall be unqualified as to scope) stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default under Sections 9.03, 9.04, 9.05 and 9.07 through 9.09, inclusive, which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof,
(ii) the balance sheets of each of Holdings' Subsidiaries at the end of such fiscal year and the related statement of income and retained earnings and statement of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and (iii) management's discussions and analysis of the important operational and financial developments during such fiscal year in respect of Holdings and its Subsidiaries.

          (d) MANAGEMENT LETTERS. Promptly after the receipt thereof by Holdings or any of its Subsidiaries, a copy of any final "management letter" received by Holdings or such Subsidiary from its certified public accountants and management's responses thereto.

          (e) BUDGETS. No later than 30 days following the commencement of the first day of each fiscal year of Holdings, a budget in form satisfactory to the Administrative Agent prepared by Holdings for (x) in the case of budgeted statements of income, each of the twelve months of such fiscal year prepared in detail, and (y) in the case of budgeted statements of sources and uses of cash and balance sheets, for such fiscal year on an annual basis and prepared in detail and for each of the five years immediately following such fiscal year prepared in summary form, accompanied by the statement of the President, Chief Financial Officer or Senior Vice President of Finance of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

          (f) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 8.01(a), (b) and (c), a certificate of the Authorized Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of Holdings, (x) set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 9.03, 9.04, 9.05, and 9.07 through 9.09, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) if delivered with the financial statements required by Section 8.01(c), set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Section 4.02(A)(h) and set forth the amount of Excess Cash Flow for the respective Excess Cash Payment Period.

          (g) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within five Business Days after an Authorized Officer of Holdings or the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending against Holdings or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect.

          (h) OTHER REPORTS AND FILINGS. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Holdings or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") including, without limitation, in connection with the registration of the Senior Subordinated Notes.

          (i) ANNUAL MEETINGS WITH BANKS. At the request of the Administrative Agent, Holdings shall within 120 days after the close of each fiscal year of Holdings hold a meeting at a time and place selected by Holdings and acceptable to the Administrative Agent with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

          (j) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or its Subsidiaries as any Bank may reasonably request in writing.

          8.02 BOOKS, RECORDS AND INSPECTIONS. Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in material conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, during regular business hours, upon reasonable advance notice and under guidance of officers of Holdings, the Borrower or such Subsidiary, any of the properties of Holdings, the Borrower or such Subsidiary, and to examine the books of account of Holdings, the Borrower or such Subsidiary and discuss the affairs, finances and accounts of Holdings, the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Bank may request.

          8.03 MAINTENANCE OF PROPERTY; INSURANCE. (a) Schedule IV sets forth a true and complete listing of all insurance maintained by Holdings, and its Subsidiaries as of the Effective Date. Holdings will, and will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, Holdings and the Borrower will at all times cause insurance of the types described in Schedule IV to be maintained (with the same scope of coverage as that described in Schedule IV) at levels which are at least as great as the respective amount described opposite the respective type of insurance on
Schedule IV under the column headed "Minimum Amount Required to be Maintained." Notwithstanding the foregoing, if such insurance ceases to be available or is no longer available on commercially reasonable terms, the Borrower may, with the consent of the Administrative Agent (not to be unreasonably withheld), cease to maintain such insurance or maintain such insurance at levels that are commercially reasonable.

          (b) All policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance and workers' compensation insurance, PROVIDED, that any losses shall be payable notwithstanding (A) any act or neglect of Holdings or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties if such coverage is available at commercially reasonable rates or (D) any change in the title to or ownership or possession of the insured properties if such coverage is available at commercially reasonable rates and (vi) shall be deposited with the Collateral Agent if such coverage is available at commercially reasonable rates.

          (c) If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent as the case may be, for all costs and expenses of procuring such insurance.

          8.04 CORPORATE FRANCHISES. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; PROVIDED, HOWEVER, that nothing in this Section 8.04 shall prevent (i) sales of assets (including, without limitation, capital stock of, or other equity interests in, Subsidiaries of the Borrower) by Holdings or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect or (iii) mergers or consolidations or liquidations permitted under Section 9.02.

          8.05 COMPLIANCE WITH STATUTES, ETC. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.06 ERISA. As soon as possible and, in any event, within 20 days after Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings or the Borrower will deliver to each of the Banks a certificate of an Authorized Officer of Holdings or the Borrower setting forth details as to such occurrence and the action, if any, that Holdings, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, or a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings are likely to be or have been instituted or notice has been given to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that Holdings, the Borrower or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Upon request the Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 20 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by Holdings, the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          8.07 END OF FISCAL YEARS; FISCAL QUARTERS. Holdings shall cause (i) each of its and the Borrower's, fiscal years to end on December 31, and (ii) each of its and the Borrower's fiscal quarters to end on March 31, June 30 and September 30.

          8.08 PERFORMANCE OF OBLIGATIONS. Holdings will, and will cause each of its Subsidiaries to, perform all of their obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.09 PAYMENT OF TAXES. Holdings will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims of governmental authorities which, if unpaid, might become a lien or charge upon any properties of Holdings or any of its Subsidiaries; PROVIDED that none of Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          8.10 MAINTENANCE OF SEPARATENESS. Holdings will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities including the holding of regular board of directors' and shareholders' meetings and the maintenance of corporate offices and records. None of the Borrower nor any of its Subsidiaries shall make any payment to a creditor of Holdings in respect of any liability of Holdings which is not a liability of the Borrower or such Subsidiary, and no bank account of Holdings shall be commingled with any bank account of the Borrower or any of its Subsidiaries. Any financial statements distributed to any creditors of Holdings shall, to the extent permitted by GAAP, clearly establish the corporate separateness of Holdings from the Borrower and its Subsidiaries. Finally, neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which could result in the corporate existence of Holdings being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of Holdings in a bankruptcy, reorganization or other insolvency proceeding.

          8.11 ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) Holdings and the Borrower will, and will cause each of their respective Domestic Subsidiaries to, grant to the Collateral Agent security interests in Reinvestment Assets at the time of the acquisition thereof as described in this clause (a). To the extent Reinvestment Assets are acquired by the Borrower and/or its Domestic Subsidiaries, the Borrower or such Domestic Subsidiary shall grant a Lien on and a security interest in such Reinvestment Assets on the same terms as set forth in the Security Documents and as otherwise set forth in this Section 8.11. To the extent Reinvestment Assets are acquired by a merger or the acquisition of capital stock, the Borrower shall cause the Person acquiring such Reinvestment Assets to become a Subsidiary of the Borrower and/or its Subsidiaries, and shall pledge or cause to be pledged (x) all capital stock owned by such acquiring Person of any such Person so acquired which is a Domestic Subsidiary, and (y) with respect to any such Person so acquired which is not a Domestic Subsidiary, the lesser of (x) all of the capital stock owned by such acquiring Person of any such Person so acquired or (y) 65% of the capital stock of such Person so acquired, in each case pursuant to the Pledge Agreement or another agreement similar thereto. The Borrower shall cause any such Domestic Subsidiary so acquired to enter into a guaranty substantially similar to the Subsidiary Guaranty and additional security documents substantially similar to the Security Documents (to the extent applicable), all as otherwise as set forth in this
Section 8.11.

          (b) Holdings will, and will cause each of its Domestic Subsidiaries to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in such Real Property of Holdings or any of its Domestic Subsidiaries as are not covered by the original Mortgages to the extent acquired after the Effective Date, and as may reasonably be requested from time to time by the Administrative Agent or the Required Banks (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages delivered to the Administrative

Agent on the Effective Date or in such other form as is reasonably satisfactory to the Administrative Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 9.01 at the time of perfection thereof. The Additional Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (c) Holdings will, and will cause each of its Domestic Subsidiaries to, grant to the Collateral Agent security interests in assets acquired pursuant to Sections 9.02 (xiii) and (xiv) at the time of the acquisition thereof as described in this clause (c). In connection with the acquisition of the capital stock of a Person that becomes a Domestic Subsidiary of the Borrower, the Borrower shall pledge or cause to be pledged all capital stock of any such Person so acquired which is owned by the Borrower or any Subsidiary Guarantor pursuant to the Pledge Agreement and cause such Person to enter into a guaranty substantially similar to the Subsidiary Guaranty and additional security documents substantially similar to the Security Documents (to the extent applicable), all as otherwise set forth in this Section 8.11.

          (d) Holdings will, and will cause each of its Domestic Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this
Section 8.11. Furthermore, Holdings and the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

          (e) Holdings will cause each Domestic Subsidiary established or created in accordance with Section 9.14 to duly authorize, execute and deliver to the Administrative Agent a guaranty of all Obligations and all obligations under Interest Rate Protection Agreements in substantially the form of Exhibit J hereto (as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, the "Subsidiary Guaranty").

          (f) Holdings will cause each Domestic Subsidiary established or created in accordance with Section 9.14 to grant to the Collateral Agent a first priority Lien on all property (tangible and intangible) of such Subsidiary upon terms similar to those set forth in the Security Documents (including, without limitation, the Pledge Agreement (subject to the proviso contained in Section 5.07) and the Security Agreement) as appropriate, and reasonably satisfactory in form and substance to the Collateral Agent and Required Banks. Holdings and the Borrower will cause each Domestic Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the foregoing Liens.

Holdings and the Borrower will cause each of its Subsidiaries to take all actions reasonably requested by the Collateral Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

          (g)  The security interests required to be granted pursuant to this
Section 8.11 shall be granted pursuant to security documentation (which shall be substantially similar to the Security Documents already executed and delivered by the Borrower or its Subsidiaries, as applicable) or reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens and priority as are permitted by Section 9.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the Additional Security Documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, title surveys, real estate appraisals and other related documents as may be reasonably requested by the Administrative Agent or the Required Banks to assure themselves that this Section 8.11 has been complied with.

          (h) Each of Holdings and the Borrower agrees that each action required above by Section 8.11(d) shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Banks. Each of Holdings and the Borrower further agrees that each action required by Section 8.11(a) and (e) shall be completed within 10 Business Days and, to the extent applicable in connection with the pledge of stock acquired in connection with the creation or acquisition of a new Subsidiary, 8.11(e), (f) and (g) with respect to Additional Collateral, shall be completed within 60 days of the acquisition of the assets to become Additional Collateral.

          SECTION 9. NEGATIVE COVENANTS. Holdings and the Borrower covenant and agree that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01 LIENS. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; PROVIDED that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or Liens for property taxes on property which is to be abandoned or for which the sole recourse for such tax, assessment or governmental charge or levy is to such property;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule V, but only to the respective date, if any, set forth in such Schedule V for the removal and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on Schedule V, PROVIDED that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

          (iv)    Permitted Encumbrances;

          (v)     Liens created pursuant to the Security Documents;

          (vi) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;

          (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 9.04(v), PROVIDED that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation (and replacements, extensions, refinancings and renewals thereof) and (y) the Lien encumbering the assets giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

          (viii) Liens placed upon equipment or machinery or other personal or real property used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof and all renewals, replacements, refinancings or extensions thereof, PROVIDED that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $10,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

          (ix) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness for borrowed money and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by Holdings or any of its Subsidiaries;

          (xi) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, PROVIDED that no cash or property in excess of $7,500,000 is deposited or delivered to secure the respective judgment or award;

          (xii) statutory, contractual and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

          (xiii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), PROVIDED that the aggregate amount of deposits at any time pursuant to this clause (xiii) shall not exceed $7,500,000;

          (xiv) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

          (xv) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (xvi) deposits made in the ordinary course of business to secure liabilities for premiums to insurance carriers;

          (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (xviii) Liens on assets of Foreign Subsidiaries to secure Foreign Subsidiary Indebtedness;

          (xix) Liens arising in connection with transactions relating to accounts receivable permitted under Section 9.02 (xi);

          (xx) Liens existing on any asset or property of the Borrower or any Subsidiary of the Borrower prior to the acquisition of such asset or property or prior to the time any such Subsidiary became a Subsidiary of the Borrower (and any replacement, extension or renewal of such Lien so long as such Lien (as so extended, replaced or renewed) does not (i) secure obligations in excess of $15,000,000 and (ii) extend to any property that was not subject to such Lien prior to such replacement, extension or renewal; and

          (xxi) Liens securing reimbursement obligations not to exceed $2,500,000 in respect of trade related letters of credit provided in the ordinary course of business (exclusive of reimbursement obligations in respect of Letters of Credit) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit.

          9.02  CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC.
Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets, including property acquired by way of trade or barter agreements, in the ordinary course of business) of any Person, except that:

          (i) Capital Expenditures made by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

          (ii) each of the Borrower and its Subsidiaries may sell, lease or otherwise dispose of any assets PROVIDED that (a) the aggregate Net Sale Proceeds of all assets subject to sales or other dispositions pursuant to this clause (ii) shall not exceed $15,000,000 in any fiscal year of the Borrower, (b) each such disposition is for fair market value and (c) at least 75% of the consideration received in respect thereof is cash (or Cash Equivalents) (including assumption of Indebtedness);

          (iii) in addition to sales, leases, transfers, conveyances or dispositions otherwise permitted, each of the Borrower and its Subsidiaries may sell, lease, transfer, convey or otherwise dispose of property, equipment or other assets that is (a) obsolete or worn out or (b) no longer useful or necessary in the operation of the business of such Person;

          (iv)    investments may be made to the extent permitted by Section
     9.05;

          (v) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 9.04(v));

          (vi) each of the Borrower and its Subsidiaries may make sales, conveyances, dispositions or other transfers of goods, equipment and inventory (including pursuant to barter or trade transactions) in the ordinary course of business;

          (vii) licenses or sublicenses by the Borrower and its Subsidiaries of software, trademarks, patents and other intellectual property in the ordinary course of business and which do not materially interfere with the business of the Borrower or any Subsidiary;

          (viii) the Borrower or any Subsidiary Guarantor may transfer assets to or lease assets to or acquire or lease assets from the Borrower or any other Subsidiary Guarantor (so long as the security interests granted pursuant to the Security Documents is not, in the reasonable judgment of the Collateral Agent, adversely affected thereby) or any Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower or any Subsidiary Guarantor (so long as the Borrower or such Subsidiary Guarantor is the surviving corporation);

          (ix) any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to, any other Foreign Subsidiary;

          (x)     the Transaction shall be permitted;

          (xi) the Borrower and its Subsidiaries may sell or discount, in each case without recourse (except for customary indemnities, representations, warranties and agreements) and in the ordinary course of business, accounts receivable arising in the ordinary course of business
     (x) which are overdue or (y) which the Borrower may reasonably determine are difficult to collect, but only in connection with the compromise or collection thereof (and not as part of any bulk sale or financing of receivables);

          (xii) transfers of condemned property to the respective governmental authority or agency that have condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement, so long as the proceeds thereof are applied as required by Section 4.02(A)(i);

          (xiii) the Borrower and its Subsidiaries may acquire the capital stock (or other equity interests) or assets of any Person which is merged into, or becomes a Domestic Subsidiary of, the Borrower or such Subsidiary so long as the aggregate amount expended pursuant to this clause (xiii) does not exceed $10,000,000; and

          (xiv) in addition to the acquisition permitted pursuant to preceding clause (xiii), the Borrower and its Subsidiaries may acquire the capital stock (or other equity interests) or assets of any Person which is merged into, or becomes a Domestic Subsidiary of, the Borrower or such Subsidiary with (a) the reinvestment of Excess Cash Flow for the relevant Excess Cash Payment Period to the extent (x) not required to be applied to repay the Loans pursuant to Section 4.02(A)(h), (y) not used to make Capital Expenditures pursuant to Section 9.07(c)(iii) and (z) not used to make investments pursuant to Section 9.05(ix);

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than clause (vii) thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing and shall, at the request of the Borrower, take any such actions reasonably appropriate to effect the foregoing.

          9.03 DIVIDENDS. Holdings shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries except that:

          (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower;

          (ii) any Foreign Subsidiary of the Borrower may pay dividends to the Borrower or any of its Subsidiaries or any other Person owning an equity interest in such Foreign Subsidiary;

          (iii) the Borrower may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal and accounting expenses and similar expenses) in a maximum principal amount of $1,000,000 per annum;

          (iv) Holdings may pay cash Dividends, and the Borrower may pay cash Dividends to Holdings to enable Holdings, to pay management fees or executive compensation to the extent such management fees or executive compensation are permitted by Section 9.06(iv) and (v);

          (v) the Borrower may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay franchise taxes and federal, state and local income taxes and interest, and penalties with respect thereto, if any, payable by Holdings, PROVIDED that any refund shall be promptly returned by Holdings to the Borrower; and

          (vi) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay cash Dividends to Holdings so long as the proceeds thereof, are simultaneously used by Holdings to pay interest, when and as due, on the Holdings Debentures in accordance with the terms of the Holdings Debenture Documents; PROVIDED that (x) any payments of Dividends to Holdings by the Borrower pursuant to this Section 9.03(vi) shall not be made before the fifth year after the Effective Date; and (y) at the time of any payments of Dividends to Holdings by the Borrower pursuant to this Section 9.03(vi) (both before and after giving effect to such payment) the Consolidated Fixed Charge Coverage Ratio shall be equal to or greater than1.0:1.0.

          9.04 INDEBTEDNESS. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Indebtedness existing on the Borrower's balance sheet as at March 31, 1998 shall be permitted in an aggregate principal amount not to exceed the sum of $5,000,000 PLUS the aggregate principal amount thereof as of March 31, 1998 (as the same may be refinanced or replaced, so long as the principal amount thereof is not increased by more than $5,000,000);

          (iii) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

          (iv) Indebtedness under Interest Rate Protection Agreements to the extent entered into pursuant to Section 9.05;

          (v) Indebtedness evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07;

          (vi) Indebtedness subject to Liens permitted under Sections 9.01(viii) and (xxi);

          (vii) Indebtedness (x) of the Borrower evidenced by the Senior Subordinated Notes issued on the Initial Borrowing Date in an aggregate principal amount not to exceed $175,000,000 (PLUS the principal amount of Senior Subordinated Notes that may be issued pursuant to the payment-in-kind provisions thereof) and (y) arising under guaranties by the Subsidiary Guarantors of the obligations of the Borrower under the Senior Subordinated Notes;

          (viii) Indebtedness of Holdings evidenced by the Holdings Debentures in an aggregate principal amount not to exceed $57,000,000;

          (ix) additional Indebtedness of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) not to exceed $15,000,000 in aggregate principal amount outstanding at any time;

          (x) Contingent Obligations of the Borrower or any Subsidiary as a guarantor of the lessee under any lease pursuant to which the Borrower or a Subsidiary is the lessee so long as such lease is otherwise permitted hereunder;

          (xi) intercompany Indebtedness (a) among the Borrower and the Subsidiary Guarantors and (b) among Subsidiary Guarantors; and

          (xii) intercompany Indebtedness (a) among the Foreign Subsidiaries of the Borrower and (b) between the Borrower or any Subsidiary as lender and any Foreign Subsidiary as borrower, PROVIDED that the aggregate amount of such intercompany loans pursuant to this clause (b) shall be subject to the limitations of Section 9.05 (x).

          (xiii) Indebtedness of the Borrower or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

          (xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against sufficient funds in the ordinary course of business, PROVIDED that such Indebtedness is extinguished within five Business Days of its incurrence;

          (xv) Indebtedness of a Subsidiary acquired after the date hereof and Indebtedness of a corporation merged or consolidated with or into the Borrower or a Subsidiary after the date hereof, which Indebtedness in each case exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement (and any extension, renewal or refinancing thereof), PROVIDED that the aggregate principal amount of Indebtedness outstanding under this clause shall not exceed $15,000,000; and

          (xvi) additional Foreign Subsidiary Indebtedness (and any extension, renewal or refinancing thereof); provided that the aggregate principal amount of outstanding Foreign Subsidiary Indebtedness permitted under this clause (xvi) at any time shall not exceed $25,000,000.

          9.05 ADVANCES, INVESTMENTS AND LOANS. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

          (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

          (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective officers, directors and employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

          (iv) the Borrower may enter into Interest Rate Protection Agreements on terms satisfactory to the Administrative Agent;

          (v) Holdings and any of its Subsidiaries may make investments necessary to form Subsidiaries of the Borrower under Section 9.14;

          (vi) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with dispositions permitted by Section 9.02;

          (vii) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (viii) investments by the Borrower or any Subsidiary in any Subsidiary Guarantor;

          (ix) investments by the Borrower and its Subsidiaries (other than investments made in Foreign Subsidiaries or Foreign Joint Ventures) consisting of the reinvestment of Excess Cash Flow for the relevant Excess Cash Payment Period to the extent (w) not required to be applied to repay the Loans pursuant to Section 4.02(A)(h), (x) not used to make Capital Expenditures pursuant to Section 9.07(c)(iii), (y) not used to make acquisitions pursuant to Section 9.02(xiv) and (z) such investments (other than investments resulting in the ownership by the Borrower and/or its Subsidiaries of 100% of the capital stock of the Person in which such investment is made) in an aggregate principal amount (net of any amount of such investments returned to the Borrower and its Subsidiaries) do not exceed $2,000,000;

          (x) (i) the Borrower and any Subsidiary of the Borrower may make investments in any Foreign Subsidiary or Foreign Joint Venture of the Borrower, PROVIDED that the aggregate amount of such investments (net of any amount of such investments returned to the Borrower or such Subsidiary Guarantor) shall not exceed $35,000,000 and (ii) Foreign Subsidiaries and Foreign Joint Ventures may make investments among one another;

          (xi) the Borrower and its Subsidiaries may make acquisitions permitted under Section 9.02(xiii);

          (xii) the Borrower and its Subsidiaries may incur Indebtedness permitted under Section 9.04 (xi) and (xii);

          (xiii) the Borrower and its Subsidiaries may make acquisitions permitted by the definition of Capital Expenditures contained in Section 11;

          (xiv) the Borrower and its Subsidiaries may make investments in accordance with Sections 4.02(A)(g) and 4.02(A)(i); and

          (xv)    in addition to investments permitted by clauses (i) through
     (xiv) of this Section 9.05, the Borrower and its Subsidiaries may make additional loans, advances and investments (other than investments in Foreign Subsidiaries and Foreign Joint Ventures) in an aggregate principal amount not to exceed $2,000,000 in any fiscal year (net of any amount of such investments returned to the Borrower and its Subsidiaries).

          9.06 TRANSACTIONS WITH AFFILIATES. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (i)     Dividends may be paid to the extent provided in Section 9.03;

          (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

          (iii) customary fees, indemnities and reimbursements may be paid to non-officer directors of Holdings;

          (iv) Holdings and its Subsidiaries may enter into and make payments pursuant to employment arrangements with executive officers and senior management employees in the ordinary course of business;

          (v) Holdings and its Subsidiaries may make payments pursuant to employment agreements existing on the Initial Borrowing Date;

          (vi) Holdings and its Subsidiaries may make payments pursuant to the Tax Sharing Agreements; and

          (vii) Holdings may enter into management agreements with the Borrower and its Subsidiaries and AIPCF Management Fees may be paid so long as no Default or Event of Default shall exist at the time of such payment.

          Except as specifically provided above, no management or similar fees shall be paid or payable by Holdings or any of its Subsidiaries to any Person other than the Borrower.

          9.07 CAPITAL EXPENDITURES. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal period set forth below (taken as one accounting period) the Borrower and its Subsidiaries may make Capital

Expenditures so long as the aggregate amount of such Capital Expenditures made under this Section 9.07(a) does not exceed in any period set forth below the amount set forth opposite such period below:


                  PERIOD                                  AMOUNT
                  ------                                  ------
          Initial Borrowing Date to                    $10,000,000
          and including the last day
          of the Fiscal Year ending
          December 31, 1998

          Fiscal Year ending                           $10,000,000
          December 31, 1999

          Fiscal Year ending                           $11,000,000
          December 31, 2000

          Fiscal Year ending                           $12,000,000
          December 31, 2001

          Fiscal Year ending                           $13,000,000
          December 31, 2002

          Fiscal Year ending                           $14,000,000
          December 31, 2003

          Fiscal Year ending                           $15,000,000
          December 31, 2004

          Fiscal Year ending                           $15,000,000
          December 31, 2005

          January 1, 2006 to and                       $15,000,000
          including the C Term
          Maturity Date


          (b) In addition to the Capital Expenditures permitted pursuant to preceding clause (a) above, to the extent that the Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth in clause (a) above are less than the amount permitted to be made in such period (without giving effect to any additional amount available as a result of this clause (b) or clauses (c) or (d) below), the amount of such difference may be carried forward and used to make Capital Expenditures in the two succeeding fiscal years of the Borrower.

          (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b), the Borrower and its Subsidiaries may make additional Capital Expenditures consisting of (i) the reinvestment of Net Sale Proceeds of Asset Sales not required to be applied to prepay the Loans pursuant to Section 4.02(A)(g) as a result of the proviso contained therein, (ii) the reinvestment of proceeds of Recovery Events not required to be applied to repay the Loans pursuant to Section 4.02(A)(i),
(iii) the reinvestment of the amounts of Excess Cash Flow (x) not required to be applied to repay the Loans pursuant to Section 4.02(A)(h), (y) not used to make acquisition pursuant to Section 9.02(xiv) or (z) not used to make investments pursuant to Section 9.05(ix).

          9.08 ADJUSTED LEVERAGE RATIO. Holdings and the Borrower will not permit the Adjusted Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

          PERIOD                                              RATIO
          ------                                              -----
Fiscal quarter ended September 30, 1998                     5.75 to 1
Fiscal quarter ended December 31, 1998                      5.75 to 1

Fiscal quarter ended March 31, 1999                         5.75 to 1
Fiscal quarter ended June 30, 1999                          5.75 to 1
Fiscal quarter ended September 30, 1999                     5.75 to 1
Fiscal quarter ended December 31, 1999                      5.75 to 1

Fiscal quarter ended March 31, 2000                         5.50 to 1
Fiscal quarter ended June 30, 2000                          5.50 to 1
Fiscal quarter ended September 30, 2000                     5.50 to 1
Fiscal quarter ended December 31, 2000                      5.50 to 1

Fiscal quarter ended March 31, 2001                         5.50 to 1
Fiscal quarter ended June 30, 2001                          5.50 to 1
Fiscal quarter ended September 30, 2001                     5.50 to 1
Fiscal quarter ended December 31, 2001                      5.50 to 1

Fiscal quarter ended March 31, 2002                         5.25 to 1
Fiscal quarter ended June 30, 2002                          5.25 to 1
Fiscal quarter ended September 30, 2002                     5.25 to 1
Fiscal quarter ended December 31, 2002                      5.25 to 1

Fiscal quarter ended March 31, 2003                         5.00 to 1
Fiscal quarter ended June 30, 2003                          5.00 to 1
Fiscal quarter ended September 30, 2003                     5.00 to 1
Fiscal quarter ended December 31, 2003                      5.00 to 1

Fiscal quarter ended March 31, 2004                         5.00 to 1
Fiscal quarter ended June 30, 2004                          5.00 to 1
Fiscal quarter ended September 30, 2004                     5.00 to 1
Fiscal quarter ended December 31, 2004                      5.00 to 1


                                         -65-

Fiscal quarter ended March 31, 2005                         5.00 to 1
Fiscal quarter ended June 30, 2005                          5.00 to 1
Fiscal quarter ended September 30, 2005                     5.00 to 1
Fiscal quarter ended December 31, 2005                      5.00 to 1

Fiscal quarter ended March 31, 2006                         5.00 to 1



          9.09 INTEREST COVERAGE RATIO. Holdings and the Borrower will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

          FISCAL QUARTER                                      RATIO
          --------------                                      -----
Fiscal quarter ended September 30, 1998                     1.75 to 1
Fiscal quarter ended December 31, 1998                      1.75 to 1

Fiscal quarter ended March 31, 1999                         1.75 to 1
Fiscal quarter ended June 30, 1999                          1.75 to 1
Fiscal quarter ended September 30, 1999                     1.75 to 1
Fiscal quarter ended December 31, 1999                      1.75 to 1

Fiscal quarter ended March 31, 2000                         1.85 to 1
Fiscal quarter ended June 30, 2000                          1.85 to 1
Fiscal quarter ended September 30, 2000                     1.85 to 1
Fiscal quarter ended December 31, 2000                      1.85 to 1

Fiscal quarter ended March 31, 2001                         1.95 to 1
Fiscal quarter ended June 30, 2001                          1.95 to 1
Fiscal quarter ended September 30, 2001                     1.95 to 1
Fiscal quarter ended December 31, 2001                      1.95 to 1

Fiscal quarter ended March 31, 2002                         2.00 to 1
Fiscal quarter ended June 30, 2002                          2.00 to 1
Fiscal quarter ended September 30, 2002                     2.00 to 1
Fiscal quarter ended December 31, 2002                      2.00 to 1

Fiscal quarter ended March 31, 2003                         2.00 to 1
Fiscal quarter ended June 30, 2003                          2.00 to 1
Fiscal quarter ended September 30, 2003                     2.00 to 1
Fiscal quarter ended December 31, 2003                      2.00 to 1

Fiscal quarter ended March 31, 2004                         2.00 to 1
Fiscal quarter ended June 30, 2004                          2.00 to 1
Fiscal quarter ended September 30, 2004                     2.00 to 1
Fiscal quarter ended December 31, 2004                      2.00 to 1


                                         -66-

Fiscal quarter ended March 31, 2005                         2.00 to 1
Fiscal quarter ended June 30, 2005                          2.00 to 1
Fiscal quarter ended September 30, 2005                     2.00 to 1
Fiscal quarter ended December 31, 2005                      2.00 to 1

Fiscal quarter ended March 31, 2006                         2.00 to 1


          9.10 LIMITATION ON MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; LIMITATIONS OF PREPAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; ETC. Holdings will not, and will not permit any of its Subsidiaries to (i) make (or give any notice with respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), after the issuance thereof, any Holdings Debentures or any Senior Subordinated Notes, (ii) amend or modify, or permit the amendment or modification of any provision of the foregoing Indebtedness (including, without limitation, the Senior Subordinated Note Documents and the Holdings Financing Documents), or (iii) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, other than any amendments, modifications or changes which would not be reasonably likely to be materially adverse to the interest of the Banks.

          9.11 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, the other Credit Documents and the Transaction Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) the Credit Agreement, dated February 4, 1997, between Copetro, Banca Nazionale del Lavoro S.A. and any other bank party thereto (as amended, restated, refinanced, renewed or replaced), (vi) Indebtedness of the Borrower or any Domestic Subsidiary permitted under Section 9.04 to the extent no more restrictive, taken as a whole, than this Agreement and (vii) Foreign Subsidiary Indebtedness.

          9.12 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) Holdings will not issue (i) any preferred stock or (ii) any class of redeemable common stock.

          (b) The Borrower will not issue, or permit any of its Subsidiaries to issue, any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of the Borrower or such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) the Borrower may issue additional shares of common stock to Holdings, so long as all such shares are promptly delivered to the Collateral Agent and pledged pursuant to the Pledge Agreement and (v) in connection with the creation of Subsidiaries of the Borrower in compliance with Section 9.14.

          9.13 BUSINESS. (a) Holdings shall engage in no types of business and shall have no material assets or material liabilities, other than its ownership of the capital stock of the Borrower and liabilities incident thereto, liabilities under or related to the Holdings Debentures, and liabilities not prohibited under this Agreement.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the type of business in which the Borrower and its Subsidiaries are engaged on the Effective Date and reasonable extensions thereof.

          9.14 LIMITATION ON CREATION OF SUBSIDIARIES. Holdings shall not directly establish, create or acquire any additional Subsidiaries after the Initial Borrowing Date, other than with the written consent of the Administrative Agent and the Required Banks. The Borrower may establish, create or acquire subsidiaries after the Initial Borrowing Date in compliance with
Section 8.11.

          9.15 NO OTHER DESIGNATED SENIOR INDEBTEDNESS. Holdings will not, and will not permit any Subsidiary to, create or permit the creation after the Initial Borrowing Date of, any class of "Designated Senior Indebtedness" as defined in the Senior Subordinated Note Documents other than the Obligations.

          SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          10.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder, thereunder or under any other Credit Document; or

          10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03 COVENANTS. Holdings or the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.07 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as described in

Section 10.01, 10.02 or 10.03(i)), and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any Bank; or

          10.04 DEFAULT UNDER OTHER AGREEMENTS. Holdings or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, PROVIDED that (x) it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses
(i) through (iii), inclusive, is at least $5,000,000; or

          10.05 BANKRUPTCY, ETC. Holdings or any of its Significant Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Significant Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Significant Subsidiaries, or Holdings or any of its Significant Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Significant Subsidiaries, or there is commenced against Holdings or any of its Significant Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Significant Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Significant Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Significant Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Significant Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or, in the reasonable opinion of the Required Banks, is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been made, Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code, or Holdings, the Borrower or any of their respective Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and in each case in clauses (a) and (b) above, such lien, security interest or liability, in the reasonable opinion of the Required Banks, will have a material adverse effect upon the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole; or

          10.07 SECURITY DOCUMENTS. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          10.08 GUARANTY. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor or other party thereunder (other than in accordance with the express terms thereof) or any Guarantor or other party thereunder or Person acting by or on behalf of such Guarantor or such party shall deny or disaffirm such Guarantor's or such party's obligations under the relevant Guaranty, or any Guarantor or such party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

          10.09 JUDGMENTS. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $7,500,000; or

          10.10  CHANGE OF CONTROL.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (PROVIDED that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents and (vi) apply any cash collateral held pursuant to Section 4.02(A) in satisfaction of the Obligations.

          SECTION 11.  Definitions and Accounting Terms.

          11.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "A Term Loan" shall have the meaning provided in Section 1.01(a).

          "A Term Loan Commitments" shall mean for each Bank the amount set forth opposite such Bank's name in Schedule I hereto in the column entitled "A Term Loan Commitment" as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02(A) and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "A Term Loan Scheduled Repayments" shall have the meaning provided in
Section 4.02(A)(b).

          "A Term Maturity Date" shall mean May 31, 2004.

          "A Term Notes" shall have the meaning provided in Section 1.05(a).

          "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to
Section 8.11.

          "Additional Mortgage" shall have the meaning provided in Section 8.11(b).

          "Additional Mortgaged Property" shall have the meaning provided in
Section 8.11(b).

          "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.11 with respect to Additional Collateral.

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

          "Adjusted Consolidated EBITDA" for any period shall mean (i) Consolidated EBITDA for such period plus (ii) the principal amount of Senior Subordinated Notes issued in lieu of interest during such period PROVIDED that in the event Holdings, the Borrower or any Subsidiary of Holdings acquired any Person during such period, Adjusted Consolidated EBITDA for such period shall be calculated on a pro forma basis, based on the actual historical results of such acquired Person as if such Person had been acquired on the first day of such period.

          "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income, without duplication, the sum of the amount of (i) all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense and non-cash items) resulting from purchase accounting adjustments, (ii) income tax expense and withholding tax expense incurred in connection with cross-border transactions involving Foreign Subsidiaries, (iii) any special charges (including any non-cash fees or expenses) incurred in connection with the Merger and the Transaction, (iv) AIPCF Management Fees and other amounts paid to AIPCF or its Affiliates pursuant to Section 9.03 and 9.06, (v) non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations, and (vi) net non-cash losses which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash gains (exclusive of such non-cash items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period; PROVIDED that in the event Holdings, the Borrower or any Subsidiary of Holdings acquired any Person during such period, Adjusted Consolidated Net Income for such period shall be calculated on a pro forma basis, based on the actual historical results of such acquired Person as if such Person had been acquired on the first day of such period.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

          "Adjusted Leverage Ratio" shall mean on the date of determination thereof the ratio of (i) Consolidated Indebtedness on such date to (ii) Adjusted Consolidated EBITDA (which shall be calculated for any period ending prior to June 30, 1999, by using the following amounts for such following periods:
fiscal quarter ended June 30, 1997, $13,807,000; fiscal quarter ended
September 30, 1997, $15,160,000; fiscal quarter ended December 31, 1997, $17,001,000; and fiscal quarter ended March 31, 1998, $16,528,000 for the Test Period ended on the last day of any fiscal quarter last ended prior to the date such determination is made.

          "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing in the case of such Bank's Percentage, such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, PROVIDED that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans at such time pursuant to
Section 4.02(A)(a) or otherwise, the sum of the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus the then outstanding Swingline Loans and the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus the then outstanding Swingline Loans and the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans or of

Swingline Loans or of Unpaid Drawings with respect to Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the then outstanding Swingline Loans and the outstanding principal amount of Letter of Credit Outstandings equaling such Bank's Revolving Loan Commitment at such time.

          "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks at such time.

          "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affected Eurodollar Loans" shall have the meaning provided in Section 4.02(A)(k).

          "Affiliate" shall mean, with respect to any Person, any other Person (including for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; PROVIDED, HOWEVER, that for purposes of Section 9.06, an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of Holdings. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Credit Agreement, as amended, modified, extended, renewed, replaced, restated or supplemented from time to time.

          "AIPCF" shall mean American Industrial Partners Capital Fund II, L.P.

          "AIPCF Management Fee" shall mean payment by Holdings or its Subsidiaries of a management fee in an amount not to exceed $1.85 million in any fiscal year and the reimbursement by Holdings or its Subsidiaries of AIPCF's reasonable out of pocket expenses incurred in connection with the rendering of management services to or on behalf of Holdings or its Subsidiaries.

          "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of Net Sale Proceeds from the related Asset Sale that the

Borrower and/or its Subsidiaries intend to use to purchase, construct or otherwise acquire Reinvestment Assets.

          "Applicable Margin" shall mean a percentage per annum equal to, in the case of (i) A Term Loans and Revolving Loans and Swingline Loans which are maintained as (x) Base Rate Loans, 1.25% and (y) Eurodollar Loans, 2.25%, reduced in each case by the applicable Interest Reduction Discount, (ii) in the case of B Term Loans that are maintained (x) as Base Rate Loans, 1.75%, and (y) Eurodollar Loans, 2.75%, reduced in each case by the applicable Interest Reduction Discount and (iii) in the case of C Term Loans that are maintained as
(x) Base Rate Loans, 2.00% and (y) Eurodollar Loans, 3.00%, reduced in each case by the applicable Interest Reduction Discount.

          "Asset Sale" shall mean the sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than Holdings or any of its Subsidiaries of any asset of Holdings or such Subsidiary (other than sales, transfers or other dispositions (a) in the ordinary course of business of goods or inventory and/or obsolete or excess equipment or intellectual property, (b) the proceeds of which do not exceed $1,000,000 per annum, (c) of accounts receivable under Section 9.02(xi) or (d) trade or barter transactions entered into in the ordinary course of business).

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

          "Authorized Officer" of any Credit Party shall mean any of the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer, the Chief Financial Officer or the Controller of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent, BTCo and the Issuing Bank by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

          "B Bank" shall have the meaning provided in Section 4.02(B).

          "B Term Loan" shall have the meaning provided in Section 1.01(b).

          "B Term Loan Commitments" shall mean for each Bank the amount set forth opposite such Bank's name in Schedule I hereto in the column entitled "B Term Loan Commitment" as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02(A) and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "B Term Loan Scheduled Repayment" shall have the meaning provided in
Section 4.02(A)(c).

          "B Term Maturity Date" shall mean May 31, 2005.

          "B Term Notes" shall have the meaning provided in Section 1.05(a).

          "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Sections 1.13 and 13.04(b).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including a Mandatory Borrowing) or to fund its portion of any unreimbursed payment under
Section 2.03(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(d) or Section 2.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche (or from the Swingline Bank in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company in its individual capacity.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "C Bank" shall have the meaning provided in Section 4.02(B).

          "C Term Loan" shall have the meaning provided in Section 1.01(c).

          "C Term Loan Commitments" shall mean for each Bank the amount set forth opposite such Bank's name in Schedule I hereto in the column entitled "C Term Loan Commitment" as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02(A) and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "C Term Loan Scheduled Repayments" shall have the meaning provided in
Section 4.02(A)(d).

          "C Term Maturity Date" shall mean May 31, 2006.

          "C Term Notes" shall have the meaning provided in Section 1.05(a).

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures (excluding barter transactions effected in the ordinary course of business) by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of Capitalized Lease Obligations incurred by such Person (which shall be deemed to include (i) expenditures by such person to acquire stock or other evidence of beneficial ownership of any other Person for the purpose of acquiring the capital assets of such Person and (ii) expenditures for equipment at customers and property additions; PROVIDED, HOWEVER, that Capital Expenditures for the Borrower and its Subsidiaries shall not include (a) expenditures to the extent made with the proceeds of the issuance of capital stock of Holdings after the Initial Borrowing Date not used to prepay Loans pursuant to Section 4.02(A)(e), (b) expenditures of the Borrower and its Subsidiaries that are paid for by a third party and for which neither Holdings nor any Subsidiary of Holdings has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party and (c) the book value of any asset owned by the Borrower and its Subsidiaries prior to or during any relevant period to the extent that such book value is included as a capital expenditure during such period as a result of the Borrower and its Subsidiaries reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above, (vi) demand deposit accounts maintained in the ordinary course of business not in excess of $1,000,000 in the aggregate and (vii) in the case of any Foreign Subsidiary; (a) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (b) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which investments or obligors (or the direct or indirect parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the direct or indirect parents of such obligors), which investments or obligors (or the direct or indirect parents of such obligors) are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of Holdings or its Subsidiaries, comparable in investment quality to such investment and obligors (or the direct or indirect parent of such obligors).

          "Change of Control" shall mean such time as (i) Holdings shall cease to own 100% of the capital stock of the Borrower, (ii) prior to the initial public offering by Holdings of its common stock (other than a public offering pursuant to a registration statement on Form S-8), American Industrial Partners, AIPCF or any of their respective Affiliates (collectively, the "Initial Investors") cease to be, directly or indirectly, the beneficial owners, in the aggregate, of a majority of the voting power of the Voting Stock and a majority of the economic interests in all capital stock of Holdings or (iii) after the initial public offering by Holdings of its common stock (other than a public offering pursuant to a registration statement on Form S-8), (A) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by Holdings which indicates that, or Holdings otherwise becomes aware that, a "person" or "group" (within the meaning of sections 13(d) and 14(d)(2) of the Exchange Act) other than the Initial Investors or their Related Parties (as defined below) has become, directly or indirectly, the "beneficial owner," by way of merger, consolidation or otherwise, of 35% or more of the voting power of the Voting Stock of Holdings and (B) such person or group has become, directly or indirectly, the beneficial owner of a greater percentage of the Voting Stock and economic interests in all capital stock of Holdings than beneficially owned by the Initial Investors or other Related Parties, (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election by the Board of Directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Holdings, then in office or (v) any "change of control" occurs under any of the Senior Subordinated Note Documents or Holdings Debenture Documents . "Related Party" with respect to any Initial Investor means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse, or immediate family member (in the case of any individual) of such Initial Investor or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Initial Investor and/or such other persons referred to in the immediately preceding clause (A).

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02(A) or Section 10 hereof and all Additional Collateral, if any.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Commitment" shall mean any of the commitments of any Bank, I.E., whether the Term Loan Commitments or Revolving Loan Commitment.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of Holdings and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP at such time, but excluding (i) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (ii) accrued but unpaid interest with respect to the Indebtedness described in clause
(i), and (iii) the current portion of Capitalized Lease Obligations.

          "Consolidated EBIT" shall mean, for any period, the Adjusted Consolidated Net Income of Holdings and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, before Consolidated Net Interest Expense and provision for taxes and without giving effect to any extraordinary gains or losses; PROVIDED that in the event Holdings, the Borrower or any Subsidiary of Holdings acquired any Person during such period, Consolidated EBIT for such period shall be calculated on a pro forma basis, based on the actual historical results of such acquired Person as if such Person had been acquired on the first day of such period.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation and amortization charges that were deducted in arriving at Consolidated EBIT for such period; PROVIDED that in the event Holdings, the Borrower or any Subsidiary of Holdings acquired any Person during such period, Consolidated EBITDA for such period shall be calculated on a pro forma basis, based on the actual historical results of such acquired Person as if such Person had been acquired on the first day of such period.

          "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of (i) Consolidated Net Cash Interest Expense for such period, (ii) the amount of all Capital Expenditures made by the Borrower and its Subsidiaries for such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness (other than with Revolving Loans), (iii) the scheduled principal amount of all amortization payments on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations) of the Borrower and its Subsidiaries for such period (as determined on the first day of such period), (iv) the amount of all cash payments made by the Borrower and its Subsidiaries in respect of taxes or tax liabilities for such period and (v) the amount of all Dividends paid by Holdings during such period.

          "Consolidated Indebtedness" shall mean, at any time, without duplication, the sum of the aggregate outstanding principal amount of all Indebtedness for borrowed money (excluding the principal amount of the Holdings Debentures), and the principal component of Capitalized Lease Obligations, of Holdings and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Cash Interest Expense" shall mean, for any period, the total consolidated cash interest expense of Holdings and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Consolidated Subsidiaries representing the interest factor for such period in each case net of the total consolidated cash interest income of Holdings, its Consolidated Subsidiaries for such period; PROVIDED that in the event Holdings, the Borrower or any Subsidiary of Holdings acquired any Person during such period, Consolidated Net Cash Interest Expense for such period shall be calculated on a pro forma basis, based on the actual historical results of such acquired Person as if such Person had been acquired on the first day of such period.

          "Consolidated Net Income" shall mean, for any period, net after tax income of Holdings and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP representing the interest factor for such period in each case net of the total consolidated cash interest income of Holdings and its Consolidated Subsidiaries for such period, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement.

          "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Copetro" shall mean Copetro S.A., a corporation organized under the laws of Argentina.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and each Subsidiary Guaranty, if any.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean Holdings, the Borrower and each Subsidiary thereof party to a Credit Document.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes but shall exclude AIPCF Management Fees.

          "Documents" shall mean the Credit Documents and the Transaction Documents.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary that is incorporated or organized in the United States or any state thereof.

          "Drawing" shall have the meaning provided in Section 2.04(b).

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, mutual funds, financial institution or other institutional "accredited investor" (as defined in Regulation D of the Securities Act).

          "Employee Stock Option Plan" shall mean any plan, to be entered into after the Initial Borrowing Date, for the compensation of management of Holdings or any of its Subsidiaries, or any arrangement for the benefit of management of Holdings or any of its Subsidiaries, in form and substance reasonably acceptable to the Administrative Agent.

          "End Date" shall have the meaning provided in the definition of Interest Reduction Discount.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

          "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean the offered quotation which appears on Telerate Page 4738 for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital Expenditures made by the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to and in accordance with Section 9.07(a) and (b), except to the extent financed with the proceeds of Indebtedness or pursuant to Capitalized Lease Obligations, (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and the repayment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries (excluding (1) payments with proceeds of issuances of Indebtedness or equity or with proceeds of asset sales and (2) payments of Loans or other Obligations pursuant to Sections 4.02 (e), (f), (g) and (i)), (iii) cash Dividends paid during such period, (iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period,
(v) the amount of all expenses (including expenses incurred in connection with acquisitions) that have been paid during such period to the extent that such expenses have been capitalized in accordance with GAAP but only to the extent that the payment thereof does not otherwise reduce Adjusted Consolidated Net Income and (vi) the principal amount of Senior Subordinated Notes paid with additional notes; and PROVIDED that in the event Holdings, the Borrower or any Subsidiary of Holdings acquired any Person during such period, Adjusted Consolidated Net Income for such period shall be calculated on a pro forma basis, based on the actual historical results of such acquired Person as if such Person had been acquired on the first day of such period.

          "Excess Cash Payment Date" shall mean the date occurring 110 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending December 31, 1998).

          "Excess Cash Payment Period" shall mean with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Foreign Joint Ventures" means joint ventures entered into by the Borrower or any of its Subsidiaries for the primary purpose of operating a business outside of the United States of the type in which the Borrower and its Subsidiaries are engaged on the Initial Borrowing Date and reasonable extensions thereof.

          "Foreign Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in a jurisdiction other than the United States or any State thereof.

          "Foreign Subsidiary Indebtedness" shall mean, at any time, the sum of the aggregate outstanding amount of all Indebtedness incurred by all of the Foreign Subsidiaries.

          "GAAP" shall have the meaning provided in Section 13.07(a).

          "Guaranteed Obligations" shall mean the irrevocable and unconditional guaranty made by Holdings (i) to each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to such Bank, and Loans made, under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and
(ii) to each Bank and each Affiliate of a Bank which enters into an Interest Rate Protection Agreement with the Borrower, which by its express terms are entitled to the benefit of the Guaranty pursuant to Section 14 with the written consent of the Borrower and the Administrative Agent, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower owing under any such Interest Rate Protection Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guarantor" shall mean Holdings and each Subsidiary Guarantor, if any.

          "Guaranty" shall mean the guaranty made by Holdings pursuant to
Section 14, and any Subsidiary Guaranty executed pursuant to Section 8.11(e).

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Common Stock" shall have the meaning provided in Section 5.06(a)(i).

          "Holdings Debentures" shall have the meaning provided in Section 5.06(a)(i).

          "Holdings Debenture Documents" shall mean the Holdings Debentures, the Holdings Debenture Indenture and all other documents or instruments executed in connection with the Holdings Debentures.

          "Holdings Debenture Indenture" shall mean that certain indenture dated as of May 22, 1998 by and between Holdings, as issuer and State Street Bank and Trust Company of California, N.A. as trustee, which Holdings Debenture Indenture shall contain terms and conditions reasonably satisfactory to the Administrative Agent.

          "Holdings Financing" shall have the meaning provided in Section 5.06(a)(i).

          "Holdings Financing Documents" shall mean the Holdings Debenture Documents, the Holdings Common Stock and all other documents or agreements relating to the issuance or incurrence of the foregoing.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services due more than 90 days after acquisition of the property or receipt of services or which is otherwise represented by a note, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v) or (vi) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the lesser of the amount of such Indebtedness and the value of the respective property), (iv) Capitalized Lease Obligations, (v) all Contingent Obligations of such Person and (vi) all obligations under any Interest Rate Protection Agreement or under any similar type of agreement.

          "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Term Loans hereunder occurs.

          "Interest Coverage Ratio" shall mean on the date of determination thereof the ratio of (i) Consolidated EBITDA to (ii) Consolidated Net Cash Interest Expense for the Test Period ended on the last day of the fiscal quarter last ended prior to the date such determination is made, PROVIDED that for any period ending prior to June 30, 1999, (x) Consolidated EBITDA shall be calculated by using Consolidated EBITDA of the Borrower, including fiscal quarters ending prior to the Initial Borrowing Date, and (y) Consolidated Net Cash Interest Expense shall be calculated, (I) for the Test Period ended September 30, 1998, by multiplying Consolidated Net Cash Interest Expense for the fiscal quarter ended on the same date by 4; (II) for the Test Period Ended December 31, 1998, by multiplying Consolidated Net Cash Interest Expense for the fiscal quarter ended on the same date by 2; and (III) for the Test Period ended March 31, 1999, by multiplying Consolidated Net Cash Interest Expense for the fiscal quarter ended on the same date by 4/3.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Interest Reduction Discount" shall mean (i) initially 0% and (ii) from and after each day of delivery of any certificate delivered in accordance with the following sentence indicating an entitlement to an Interest Reduction Discount other than zero (each, a "Start Date") to and including the applicable End Date described below, the percentage set forth below opposite the Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

                                        Base Rate      Eurodollar
               Leverage Ratio             Loans           Loans
               --------------          -----------     ----------
Equal to or greater than 5:1                0%             0%

Equal to or greater than 4.5:1
  but less than 5.0:1                       0.25 %         0.25 %

Equal to or greater than 4.0:1
  but less than 4.5:1                       0.50 %         0.50 %

Less than 4.0:1                             0.75 %         0.75 %


The Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Bank), certified by an Authorized Officer of the Borrower within 30 days after the last day of any fiscal quarter of the Borrower, (commencing with its fiscal quarter ending December 31, 1998, which certificate shall set forth the calculation of the Leverage Ratio for the Test Period ended immediately prior to the relevant Start Date and the Interest Reduction Discount which shall be thereafter applicable (until same is changed or ceases to apply in accordance with the following sentences). The Interest Reduction Discount so determined shall apply, except as set forth in the succeeding sentence, from the Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent and (y) the date which is 30 days following the last day of the fiscal quarter in which the previous Start Date occurred (the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to an Interest Reduction Discount other than zero (and thus commencing a new Start
Date), the Interest Reduction Discount shall be reduced to zero.
Notwithstanding anything to the contrary contained above in this definition, the Interest Reduction Discount shall be reduced to zero at all times during which there shall exist an Event of Default.

          "Issuing Bank" shall mean, BTCo and any Bank which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Initial Borrowing Date is BTCo.

          "L/C Supportable Obligations" shall mean obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings relating to Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Leverage Ratio" shall mean on the date of determination thereof the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA (which shall be calculated for any period ending prior to June 30, 1999, by using the following amounts for such following periods: fiscal quarter ended June 30, 1997, $13,807,000; fiscal quarter ended September 30, 1997, $15,160,000; fiscal quarter ended December 31, 1997, $17,001,000; and fiscal quarter ended March 31, 1998, $16,528,000 for the Test Period ended on the last day of any fiscal quarter last ended prior to the date such determination is made.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

          "Majority Banks" shall mean collectively (and not individually) with respect to any Tranche, Non-Defaulting Banks whose outstanding Term Loans of such Tranche (or, if prior to the Initial Borrowing Date, Term Loan Commitments of such Tranche) constitute at least a majority of the total outstanding Term Loans of such Tranche (or, if prior to the Initial Borrowing Date, Term Loan Commitments of such Tranche) of all Non-Defaulting Banks.

          "Management Agreements" shall have the meaning provided in Section
5.05.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(f).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Maximum Swingline Amount" shall mean $5,000,000.

          "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or Holdings and its subsidiaries taken as a whole.

          "Merger" shall mean the merger between Great Lakes Acquisition Sub. Corp. and Great Lakes Carbon Corporation, pursuant to the Merger Agreement.

          "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of April 22, 1998, by and between Great Lakes Carbon Corporation and Holdings.

          "Merger Documents" shall mean the Merger Agreement and all other documents executed in connection with the Merger.

          "Mortgage" shall have the meaning provided in Section 5.09(a), and, after the execution and delivery thereof, shall include each Additional Mortgage delivered pursuant to Section 8.11.

          "Mortgage Policies" shall have the meaning provided in Section
5.09(c).

          "Mortgaged Property" shall have the meaning provided in Section 5.09(a) and, after the execution or delivery thereof, shall include each property covered by an Additional Mortgage.

          "Net Interest Expense" shall mean, for any period, the total interest expense of any Person for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of such Person representing the interest factor for such period in each case net of the total consolidated cash interest income of such Person for such period, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement.

          "Net Sale Proceeds" shall mean for any sale, lease, transfer or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by Holdings and/or any of its Subsidiaries from such sale, lease, transfer or other disposition, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses and reasonable expenses incurred for preparing such assets for sale, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, all distributions and other payments made to minority interest holders in Subsidiaries of the Borrower in connection with such disposition, and the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings' delivers to the Banks a certificate signed by an Authorized Officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than one year following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date).

          "Non-Defaulting Bank" shall mean and include each Bank which is not a Defaulting Bank.

          "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Andrew Keith, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Participant" shall have the meaning provided in Section 2.03(a).

          "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Andrew Keith, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" shall mean, at any time, for each Bank with a Revolving Loan Commitment, the percentage obtained by dividing such Bank's Revolving Loan Commitment by the Total Revolving Loan Commitment; PROVIDED, that if the Total Revolving Loan Commitment has been terminated, the Percentage of each such Bank shall be determined by dividing such Bank's Revolving Loan Commitment immediately prior to such termination by the Total Revolving Loan Commitment immediately prior to such termination.

          "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.07.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Pledged Securities" shall mean "Pledged Securities" as defined in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which Bankers Trust Company announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Projections" shall have the meaning provided in Section 7.05(d).

          "Quarterly Payment Date" shall mean the last Business Day of each August, November, February and May commencing with August 1998.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any (i) cash insurance proceeds payable (x) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries and (y) under any policy of insurance required to be maintained under Section 8.03 or (ii) condemnation award payable by reason of eminent domain or deed in lieu thereof.

          "Refinancing" shall have the meaning provided in Section 5.06(a)(iii).

          "Register" shall have the meaning set forth in Section 13.17.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrower and its Subsidiaries as described in Sections 4.02(A)(g) and 9.02(ii).

          "Reinvestment Election" shall have the meaning provided in Section 4.02(A)(g).

          "Reinvestment Notice" shall mean a written notice signed by the Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of the Net Sale Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

          "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of (x) all outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) of Non-Defaulting Banks and (y) the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans and Adjusted Percentage of the then outstanding Swingline Loans and Letter of Credit Outstandings at such time) of Non-Defaulting Banks.

          "Returns" shall have the meaning provided in Section 7.09.

          "Revolving Loan" shall have the meaning provided in Section 1.01(d).

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02(A) and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section
1.13 or 13.04(b).

          "Revolving Loan Maturity Date" shall mean May 31, 2003.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Scheduled Repayments" shall have the meaning provided in Section 4.02(A)(d).

          "SEC" shall have the meaning provided in Section 8.01(h).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

          "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section 5.08 and include any Additional Security Document delivered pursuant to Section 8.11.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Document" shall mean and include the Pledge Agreement, the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document required to be delivered pursuant to Section 8.11.

          "Senior Secured Notes" shall mean the 10% Senior Secured Notes due 2006 issued by the Borrower under the Senior Secured Notes Indenture.

          "Senior Secured Notes Collateral Documents" shall mean the Senior Secured Notes Security Agreement, the Senior Secured Notes Mortgage, Assignment of Rents, Leases and Leasehold Interests and Fixture Filing Statement, the Senior Secured Notes Patent Security Agreement and the Senior Secured Notes Trademark Security Agreement.

          "Senior Secured Notes Collateral Documents Amendment" shall mean the amendments to the Senior Secured Notes Collateral Documents in form and substance satisfactory to the Administrative Agent and entered into by the parties to the respective Senior

Secured Notes Collateral Documents in connection with the Senior Secured Notes Tender Offer/Consent Solicitation.

          "Senior Secured Notes Indenture" shall mean that certain indenture dated as of December 20, 1995, among the Borrower and The Bank of New York as trustee.

          "Senior Secured Notes Indenture Supplement" shall mean the Supplemental Indenture to the Senior Secured Notes Indenture in form and substance satisfactory to the Administrative Agent and entered into by the Borrower and The Bank of New York in connection with the Senior Secured Notes Tender Offer/Consent Solicitation.

          "Senior Secured Notes Mortgage, Assignment of Rents, Leases and Leasehold Interests and Fixture Filing Statement" shall mean the Mortgage, Assignment of Rents, Leases and Leasehold Interests and Fixture Filing Statement dated as of December 20, 1995 among the Borrower and The Bank of New York as trustee.

          "Senior Secured Notes Patent Security Agreement" shall mean the Patent Security Agreement dated as of December 20, 1995 among the Borrower and The Bank of New York as trustee.

          "Senior Secured Notes Security Agreement" shall mean the Security Agreement dated as of December 20, 1995 among the Borrower and The Bank of New York as trustee.

          "Senior Secured Notes Tender Offer/Consent Solicitation" shall have the meaning set forth in Section 5.06(a)(iii).

          "Senior Secured Notes Tender Offer Documents" shall mean the Senior Secured Notes Indenture Supplement, the Senior Secured Notes Collateral Documents Amendment and the Senior Secured Notes Tender Offer/Consent Solicitation, as in effect on the Initial Borrowing Date and as same may be amended, modified or supplemented from time to time pursuant to the terms thereof and hereof.

          "Senior Secured Notes Tender Offer Repurchases" shall have the meaning provided in Section 5.06(a)(iii).

          "Senior Secured Notes Trademark Security Agreement" shall mean the Trademark Security Agreement dated as of December 20, 1995 among the Borrower and The Bank of New York as trustee.

          "Senior Subordinated Note Documents" shall mean the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other documents executed in connection with the Senior Subordinated Notes.

          "Senior Subordinated Note Indenture" shall mean that certain indenture dated as of May 22, 1998 by and between the Borrower and State Street Bank and Trust Company of California, N.A., as trustee.

          "Senior Subordinated Note Issuance" shall have the meaning provided in
Section 5.06(a)(ii).

          "Senior Subordinated Notes" shall mean the 10 1/4% Senior Subordinated Notes due 2008 issued by the Borrower under the Senior Subordinated Note Indenture.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

          "Significant Subsidiary" of Holdings shall mean (i) the Borrower, (ii) any Subsidiary Guarantor and (iii) any other Subsidiary of Holdings that would be a "significant subsidiary" of Holdings as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

          "Start Date" shall have the meaning provided in the definition of Interest Reduction Discount.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower .

          "Subsidiary Guaranty" shall have the meaning provided in Section 8.11(e).

          "Swingline Bank" shall mean Bankers Trust Company, in its capacity as the lender of Swingline Loans.

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Loans" shall have the meaning provided in Section 1.01(e).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Tax Sharing Agreement" shall have the meaning provided in Section
5.05.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Term Loan" shall have the meaning provided in Section 1.01(c).

          "Term Loan Commitment" shall mean for each Bank, the A Term Loan Commitment, B Term Loan Commitment or C Term Loan Commitment, if any, of such Bank.

          "Term Notes" shall have the meaning provided in Section 1.05(a).

          "Test Period" shall mean for any determination the four consecutive fiscal quarters then last ended (taken as one accounting period).

          "Total A Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments of each Bank.

          "Total B Term Loan Commitment" shall mean, at any time, the sum of the B Term Loan Commitments of each Bank.

          "Total C Term Loan Commitment" shall mean, at any time, the sum of the C Term Loan Commitments of each Bank.

          "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments, the B Term Loan Commitments and the C Term Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, the sum of the Unutilized Revolving Loan Commitments of each of the Banks.

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being five separate Tranches, I.E., A Term Loans, B Term Loans, C Term Loans, Revolving Loans and Swingline Loans.

          "Transaction" shall mean the Merger, the Senior Subordinated Note Issuance, the Holdings Financing, the Refinancing and the incurrence of Loans on the Initial Borrowing Date.

          "Transaction Documents" shall mean the Merger Documents, the Senior Subordinated Note Documents, the documents effecting the Refinancing, the Holdings Financing Documents and all other documents effectuating the Transaction or executed in connection therewith.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

          "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank plus (ii) such Bank's Adjusted Percentage of all Letter of Credit Outstandings.

          "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person, or any class or classes of capital stock convertible into such stock at the option of the holders thereof.

          "Waivable Mandatory Repayment" shall have the meaning provided in
Section 4.02(B).

          "Wholly-Owned Domestic Subsidiary" shall mean each Wholly-Owned Subsidiary of the Borrower incorporated or organized under the laws of the United States or any State thereof.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time. Any reference to a Wholly-Owned Subsidiary, unless expressly to a Wholly-Owned Subsidiary of another Person, shall mean a Wholly-Owned Subsidiary of the Borrower.

          SECTION 12.  The Administrative Agent.

          12.01 APPOINTMENT. The Banks hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Bankers Trust Company in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02 NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03 LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Bank nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          12.05 RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

          12.06 INDEMNIFICATION. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

          12.07 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          12.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09 RESIGNATION BY THE ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

          SECTION 13.  Miscellaneous.

          13.01 PAYMENT OF EXPENSES, ETC. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and, following an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, following an Event of Default, for each of the Banks including any reasonable allocated costs of in-house counsel); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Administrative Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit

Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding in the case of each of clause (a) and (b) above, any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02 RIGHT OF SETOFF; COLLATERAL MATTERS. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of Holdings or the Borrower against and on account of the Obligations and liabilities of Holdings or the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO BANK SHALL EXERCISE A RIGHT OF SETOFF, BANKER'S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE THAT IS NOT TAKEN BY THE REQUIRED BANKS OR APPROVED IN WRITING BY THE REQUIRED BANKS IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE

BY ANY BANK OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED BANKS SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE BANKS HEREUNDER AND SHALL NOT CREATE ANY RIGHTS FOR THE BENEFIT OF ANY CREDIT PARTY OR ANY OTHER PERSON.

          13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Holdings, at Holdings' address specified opposite its signature below; if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Bank, at its address specified opposite its name below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, be effective (5) Business Days after deposit in the mails, and when telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective one Business Day after dispatch, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

          13.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks (it being understood that this Section 13.04 shall not prevent a merger or consolidation otherwise permitted by this Agreement) and, PROVIDED FURTHER, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in
Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, PROVIDED FURTHER, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitment) to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or
(ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor and (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments and outstanding principal amount of Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitment) hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, PROVIDED that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative Agent shall be required in connection with any such assignment (which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to
Section 13.17 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or
4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee.

          13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06 PAYMENTS PRO RATA. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its PRO RATA share of any such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

          13.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); PROVIDED that, except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 9.07 through 9.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP").

          (b) All computations of interest payable at the Eurodollar Rate, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable. All computations of interest payable at the Base Rate shall be made on the basis on a year of 365 (or 366, as applicable) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR

PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

          13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected), (i) extend the final scheduled maturity of any Loan or Note or extend the Stated Maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (2) without the consent of the Swingline Bank, amend, modify or waive any provision relating to the rights or obligations of the Swingline Bank or with respect to Swingline Loans (including, without limitation, the obligations of the other Banks with Revolving Loan Commitments to fund Mandatory Borrowings), (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as same applies to such Administrative Agent or any other provision as same relates to the rights or obligations of such Administrative Agent, (5) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, and (6) without the consent of the Majority Banks of any Tranche of Term Loans, amend the definition of Majority Banks with respect to such Tranche, or this clause (6), or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02(A) (excluding Sections 4.02(A)(b), (c) or (d)) with respect to such Tranche (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, except pursuant to Sections 4.02(A)(b), (c) or (d), so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered).

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks are treated as described in clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to
Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay its Loans, in accordance with Sections 3.02(b) and 4.01(v), respectively, PROVIDED that in any event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

          13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

          13.14 DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes giving rise to such increased costs after the date of the respective transfer to the extent such costs would have been applicable had such transfer not occurred).

          13.15 LIMITATION ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under the respective such Section within 180 days after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This
Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04. Each Bank shall be entitled to be compensated for amounts pursuant to Sections 1.10, 1.11, 2.05 and 4.04 only to the extent such Bank makes the same demands for compensation from all of its other customers facing the same or similar circumstances.

          13.16 CONFIDENTIALITY. (a) Subject to the provisions of clause (b) of this Section 13.16, each Bank agrees that it will not disclose without the prior consent of Holdings or the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information in connection with this Agreement and the Transaction, provided such Persons shall be subject to the provisions of this
Section 13.16 to the same extent as such Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, PROVIDED that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, PROVIDED that such prospective transferee agrees with such Bank on terms and conditions substantially the same as those contained in this Section.

          (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank and provided such sharing of information is undertaken in connection with this Agreement and the Transaction.

          13.17 REGISTRY. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

          SECTION 14.  Holdings Guaranty.

          14.01 THE GUARANTY. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit and to induce the Banks or any of their respective Affiliates to enter into Interest Rate Protection Agreements, Holdings hereby agrees with the Banks as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Secured Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Secured Creditors, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Secured Creditors in collecting any of the Guaranteed Obligations.

          14.02 BANKRUPTCY. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors whether or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States.

          14.03 NATURE OF LIABILITY. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking (except to the extent the Guaranteed Obligations are partially or wholly satisfied as a result thereof), or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Secured Creditors on the indebtedness which the Administrative Agent or such Secured Creditors repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04 INDEPENDENT OBLIGATION. The obligations of Holdings hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

          14.05 AUTHORIZATION. Holdings authorizes the Administrative Agent and the Secured Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Banks;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under the Holdings Guaranty.

          14.06 RELIANCE. It is not necessary for the Administrative Agent or the Secured Creditors to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07 SUBORDINATION. Any of the indebtedness of the Borrower relating to the Guaranteed Obligations now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Administrative Agent and the Secured Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Secured Creditors and be paid over to the Administrative Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. The provisions of this Section 14.07 (and any claims of Holdings as described above) are subject to the provisions of
Section 14.08(c) and (d).

          14.08 WAIVER. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Secured Creditors to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Secured Creditors' power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Administrative Agent and the Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law, including, but not limited to, the Communications
Acts), or exercise any other right or remedy the Administrative Agent and the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Administrative Agent and the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Administrative Agent and the Secured Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

          (c) Holdings understands that to the extent the Guaranteed Obligations are secured by Real Property, Holdings shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on any such Real Property by trustee sale or any other reason impairing Holdings' or any secured creditors' right to proceed against the Borrower. Holdings hereby waives, to the fullest extent permitted by applicable laws, all rights and benefits under Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure. In addition, Holdings hereby waives, to the fullest extent permitted by applicable laws, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to Holdings under California Civil Code Sections 2787 through 2855 inclusive, 2899 and 3433.

          (d) Holdings understands, is aware and hereby acknowledges that if the Banks elect to foreclose on any of the Mortgaged Property security nonjudicially, any right of subrogation of Holdings against the Borrower may be impaired or extinguished and that as a result of such impairment or extinguishment of subrogation rights, Holdings may have a defense to a deficiency judgment arising out of the operation of Section 580d of the California Code of Civil Procedure and related principles of estoppel. Holdings waives all rights and defenses arising out of an election of remedies by the Banks, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.

          14.09 NATURE OF LIABILITY. It is the desire and intent of Holdings and the Secured Creditors that this Holdings Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESS:

                                   GREAT LAKES ACQUISITION CORP.
551 Fifth Avenue
Suite 3800
New York, New York  10176
Tel:  (212) 983-1399
Fax: (212) 986-5099
Attention: President
                                   By: /s/ James Mckenzie
                                      -------------------------------------
                                      Title:

with a copy to:

                                   GREAT LAKES CARBON CORPORATION

Skadden, Arps, Slate,
  Meagher & Flom
919 Third Avenue
New York, New York  10022
Attention:  David Reamer

                                   By: /s/ James Mckenzie
                                      -------------------------------------
                                      Title:

130 Liberty Street                 BANKERS TRUST COMPANY,
New York, New York  10006            Individually and as Administrative Agent
Tel:  (212) 250-8617
Fax:  (212) 250-7200               By: /S/ Andrew Keith
Attention:  Andrew Keith              -------------------------------------
                                      Title: Vice President

277 Park Avenue                    DLJ CAPITAL FUNDING, INC.,
New York, New York, 10172            Individually and as Documentation Agent
Tel: (212) 892-7911
Fax: (212) 892-7542                By: /s/ Eric Swanson
Attention: Dana Klien                 -------------------------------------
                                      Title: Managing Director

With a copy to:
DONALDSON, LUFKIN & JENRETTE
2121 Avenue of the Stars
Suite 3000
Tel: (310) 282-7443
Fax: (310) 282-6178
Attention: David Miller

231 South LaSalle                  BANK OF AMERICA NT&SA,
Chicago, Illinois 60697            Individually and as Co-Agent
Tel: (312) 828-3141
Fax: (312) 828-3555                By: /s/ Kevin Morrison
Attention: Kevin Morrison             -------------------------------------
                                      Title: Vice President

                                   ABN AMRO BANK N.V.
                                      San Francisco International Branch


                                   By: /s/ Dianne Barkley
                                      -------------------------------------
                                      Title: Group Vice President


                                   By: /s/ Gina Brusatori
                                      -------------------------------------
                                      Title: Vice President


                                   BANKBOSTON, N.A.


                                   By: /S/ C. Andrew Picullel
                                      -------------------------------------
                                      Title: Vice President


                                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                   By: /s/ Nicholas J. Campbell
                                      -------------------------------------
                                      Title: Vice President


                                   CREDITANSTALT CORPORATE FINANCE, INC.


                                   By: David E. Yewer
                                      -------------------------------------
                                      Title: Vice President


                                   By: /s/ Christina Schoen
                                      -------------------------------------
                                      Title: Senior Vice President

                                   FLEET CAPITAL


                                   By: /s/ Mark D. Newlun
                                      -------------------------------------
                                      Title: Vice President


                                   THE FUJI BANK, LIMITED


                                   By: /s/ Teiji Teramoto
                                      -------------------------------------
                                      Title: Vice President And Manager


                                   GENERAL ELECTRIC CAPITAL CORPORATION


                                   By: /s/ Janet K. Williams
                                      -------------------------------------
                                      Title: Duly Authorized Signatory


                                   HELLER FINANCIAL


                                   By: /s/ Patrick Hayes
                                      -------------------------------------
                                      Title: Vice President


                                   NATIONAL CITY BANK


                                   By: /s/ Barry C. Robinson
                                      -------------------------------------
                                      Title: Vice President

                                   TRANSAMERICA BUSINESS CREDIT CORPORATION


                                   By: /s/ Perry Vavoules
                                      -------------------------------------
                                      Title: Senior Vice President


                                   WELLS FARGO BANK, N.A.


                                   By: /s/ Michael Real
                                      -------------------------------------
                                      Title: Assistant Vice President